Exhibit 10.2

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This Second Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) is dated as of February 16, 2018 and is entered into between Education Realty Operating Partnership, LP (“Borrower”), the Lenders, and PNC Bank, National Association, as Administrative Agent on behalf of itself and the Lenders.
WHEREAS the Borrower, the Administrative Agent and the Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of January 18, 2017, as amended on September 14, 2017 pursuant to that certain First Amendment to Second Amended and Restated Credit Agreement (the “Credit Agreement”), whereby the Lenders have agreed to provide certain financial accommodations to the Borrower; and
WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement and the Lenders have agreed to so amend the terms and conditions of the Credit Agreement as set forth herein;
NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:
1.Incorporation of Terms and Conditions of Credit Agreement. Except as amended hereby, all of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference. Except as amended hereby, all capitalized terms used (including in the preamble hereto) but not otherwise defined herein shall have the same meaning as in the Credit Agreement, as applicable.
2.    Representations and Warranties. Each Credit Party hereby represents and warrants that, as of the Amendment Effective Date, (i) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document and (ii) all representations and warranties of such Credit Party set forth in the Credit Agreement or in any other Loan Documents are true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which event they were true and correct as of such earlier date.
3.    Ratification of Loan Documents and Guaranties. The Credit Agreement, as hereby amended, and each other Loan Document, is hereby ratified, confirmed and re-affirmed in all respects and shall continue in full force and effect. Guarantor hereby acknowledges, confirms and agrees that its “Obligations” as a Guarantor under, and as defined in, the applicable Guaranty to which it is a party include, without limitation, all Obligations of the Credit Parties at any time and from time to time outstanding under the Credit Agreement, as amended hereby, and each other Loan Document.
4.    Amendments to Credit Agreement. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 5 hereof:

(a)
The Credit Agreement (but, except as otherwise expressly set forth in the conformed copy of the Credit Agreement attached as Annex A attached hereto, not the Schedules and the Exhibits attached thereto) is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Annex A hereto.
5.    Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been satisfied to the satisfaction of, or waived in accordance with Section 9.02 of the Credit Agreement by, the Administrative Agent and the Lenders:

(a)	This Amendment shall have been duly executed and delivered by the Borrower, the Guarantor, and the Lenders. The Administrative Agent shall have received a fully executed original or .pdf copy hereof.

(b)
The Administrative Agent shall have received a copy of all organization consents and resolutions on the part of each Credit Party necessary for the valid execution, delivery and performance by such Credit Party of this Amendment.

(c)
The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(d)	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.
6.    Loan Document. This Amendment shall constitute a Loan Document for all purposes.
7.    Binding Effect. The terms and provisions hereof shall be binding upon the parties hereto and their successors and assigns and shall inure to the benefit of the Administrative Agent and each Lender and their respective successors and assigns.
8.    Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and which together shall constitute but one and the same instrument. The delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission shall be as effective as delivery of a manually executed counterpart.
9.    Severability. Any determination that any provision of this Amendment or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.
10.    Headings. The headings at various places in this Amendment are intended for convenience only and shall not affect the interpretation of this Amendment.

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11.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.
BORROWER:

EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By: EDUCATION REALTY OP GP, INC., a Delaware corporation, its General Partner

By:_/s/ J. Drew Koester
Name: J. Drew Koester
Title: Senior Vice President Capital Markets

GUARANTOR:
EDUCATION REALTY TRUST, INC. By:__/s/ J. Drew Koeseter_________________________ Name: J. Drew Koester Title: Senior Vice President Capital Markets

[Signature Page to Second Amendment to Second A&R Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION

By: _/s/ Eric W. Staton
Name: Eric W. Staton
Title: Vice President, Relationship Manager

Address:
1600 Market Street, 31st Floor
Philadelphia, Pennsylvania 19103
Attention: Andrew T. White,
      Senior Vice President
Telephone No.: (215) 585-6123
Telecopy No.: (215) 585-5806

[Signature Page to Second Amendment to Second A&R Credit Agreement]

REGIONS BANK

By: _/s/ T. Barrett Vawter_________________________
Name: T. Barrett Vawter
Title: Vice President Real Estate Corporate Banking

Address:
1900 5th Avenue North, 15th Floor
Birmingham, Alabama 35203
Attention: Terri Crowe
Telephone No.: (205) 581-7614
Telecopy No.: (205) 264-5456

[Signature Page to Second Amendment to Second A&R Credit Agreement]

KEYBANK, NATIONAL ASSOCIATION, By: _/s/ Gregory W. Lane_________________________ Name: Gregory W. Lane Title: Vice President
Address: 225 Franklin Street, 16th Floor Boston, MA 02110 Attention: Gregory W. Lane Telephone No.: (617) 385 6212 Telecopy No.: (617) 385 6293

[Signature Page to Second Amendment to Second A&R Credit Agreement]

ANNEX A
Conformed Credit Agreement

See attached

As Conformed through the First Amendment dated September 14, 2017 and the Second Amendment to Second Amended and Restated Credit Agreement dated as of February 16, 2018

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

January 18, ~~2017~~2017, and amended on September 14, 2017 and on February 16, 2018 among

EDUCATION REALTY OPERATING PARTNERSHIP, LP,
as Borrower

and

The Lenders Party Hereto

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

PNC CAPITAL MARKETS LLC and REGIONS CAPITAL MARKETS,
AS JOINT-BOOKRUNNERS AND JOINT LEAD ARRANGERS

REGIONS BANK,
as Syndication Agent

U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agent

TABLE OF CONTENTS

ARTICLE I Definitions    1
SECTION 1.01 Defined Terms    1
SECTION 1.02 Classification of Loans and Borrowings    ~~25~~27
SECTION 1.03 Terms Generally    ~~25~~27
SECTION 1.04 Accounting Terms; GAAP    ~~25~~28
SECTION 1.05 Amendment and Restatement of the Existing Credit Agreement    ~~26~~28
ARTICLE II The Credits    ~~26~~28
SECTION 2.01 Commitments    ~~26~~28
SECTION 2.02 Loans and Borrowings.    ~~26~~29
SECTION 2.03 RESERVED.    ~~27~~29
SECTION 2.04 RESERVED.    ~~27~~29
SECTION 2.05 RESERVED.    ~~27~~29
SECTION 2.06 Funding of Borrowings.    ~~27~~30
SECTION 2.07 Interest Elections.    ~~28~~30
SECTION 2.08 Increase of Commitments.    ~~29~~31
SECTION 2.09 Repayment of Loans; Evidence of Debt.    ~~30~~32
SECTION 2.10 Prepayment of Loans.    ~~30~~32
SECTION 2.11 Fees.    ~~31~~33
SECTION 2.12 Interest.    ~~31~~33
SECTION 2.13 Alternate Rate of Interest    ~~32~~34
SECTION 2.14 Increased Costs.    ~~32~~35
SECTION 2.15 Break Funding Payments    ~~33~~36
SECTION 2.16 Taxes.    ~~34~~36
SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.    ~~35~~41
SECTION 2.18 Defaulting Lenders    ~~37~~42
SECTION 2.19 Mitigation Obligations; Replacement of Lenders.    ~~38~~44
ARTICLE III Representations and Warranties    ~~39~~45
SECTION 3.01 Organization; Powers    ~~39~~45
SECTION 3.02 Authorization; Enforceability    ~~39~~45
SECTION 3.03 Governmental Approvals; No Conflicts    ~~40~~45
SECTION 3.04 Financial Condition; No Material Adverse Change.    ~~40~~45
SECTION 3.05 Properties.    ~~40~~46
SECTION 3.06 Intellectual Property    ~~42~~47
SECTION 3.07 Litigation and Environmental Matters.    ~~42~~47
SECTION 3.08 Compliance with Laws and Agreements    ~~44~~49
SECTION 3.09 Investment and Holding Company Status; EEA Financial Institutions    ~~44~~50
SECTION 3.10 Taxes    ~~44~~50
SECTION 3.11 ERISA    ~~44~~50
SECTION 3.12 Disclosure    ~~45~~50
SECTION 3.13 Insurance    ~~45~~50

i

SECTION 3.14 Margin Regulations    ~~45~~51
SECTION 3.15 Subsidiaries; REIT Qualification    ~~45~~51
SECTION 3.16 OFAC; Anti-Money Laundering    51
ARTICLE IV Conditions    ~~45~~51
SECTION 4.01 Effective Date    ~~46~~51
SECTION 4.02 Each Credit Event    ~~46~~52
ARTICLE V Affirmative Covenants    ~~47~~53
SECTION 5.01 Financial Statements; Ratings Change and Other Information    ~~47~~53
SECTION 5.02 Financial Tests    ~~48~~54
SECTION 5.03 Notices of Material Events    ~~48~~55
SECTION 5.04 Existence; Conduct of Business    ~~49~~55
SECTION 5.05 Payment of Obligations    ~~49~~55
SECTION 5.06 Maintenance of Properties; Insurance.    ~~49~~55
SECTION 5.07 Books and Records; Inspection Rights.    ~~50~~56
SECTION 5.08 Compliance with Laws    ~~50~~56
SECTION 5.09 Use of Proceeds ~~50~~.    56
SECTION 5.10 Fiscal Year    ~~50~~56
SECTION 5.11 Environmental Matters.    ~~50~~56
SECTION 5.12 Unencumbered Pool    ~~51~~57
SECTION 5.13 Additions to Unencumbered Pool    ~~51~~57
SECTION 5.14 Removal of Real Property from Unencumbered Pool    ~~52~~58
SECTION 5.15 Further Assurances    ~~52~~58
SECTION 5.16 [Reserved]    ~~52~~58
SECTION 5.17 Parent Covenants    ~~52~~58
SECTION 5.18 OFAC    ~~52~~58
ARTICLE VI Negative Covenants    ~~53~~59
SECTION 6.01 Sale/Leaseback    ~~53~~59
SECTION 6.02 Liens    ~~53~~59
SECTION 6.03 Fundamental Changes    ~~53~~59
SECTION 6.04 Investments, Loans, Advances and Acquisitions    ~~54~~60
SECTION 6.05 Hedging Agreements    ~~55~~61
SECTION 6.06 Restricted Payments    ~~55~~61
SECTION 6.07 Transactions with Affiliates    ~~55~~61
SECTION 6.08 Parent Negative Covenants    ~~55~~62
SECTION 6.09 Restrictive Agreements    ~~56~~62
SECTION 6.10 Indebtedness    ~~56~~62
SECTION 6.11 Sanctions    63
ARTICLE VII Events of Default    ~~57~~63
ARTICLE VIII The Administrative Agent    ~~59~~66
ARTICLE IX Miscellaneous    ~~61~~68

SECTION 9.01 Notices    ~~61~~68
SECTION 9.02 Waivers; Amendments.    ~~62~~70
SECTION 9.03 Expenses; Indemnity; Damage Waiver.    ~~63~~72
SECTION 9.04 Successors and Assigns    ~~64~~73
SECTION 9.05 Survival    ~~68~~76
SECTION 9.06 Counterparts; Integration; Effectiveness; Joint and Several.    ~~68~~76
SECTION 9.07 Severability    ~~69~~78
SECTION 9.08 Right of Setoff    ~~69~~78
SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.    ~~70~~78
SECTION 9.10 WAIVER OF JURY TRIAL    ~~70~~79
SECTION 9.11 Headings    ~~71~~79
SECTION 9.12 Confidentiality    ~~71~~79
SECTION 9.13 Interest Rate Limitation    ~~71~~80
SECTION 9.14 USA PATRIOT Act    ~~72~~80
SECTION 9.15 ~~Acknowledgment~~Acknowledgement and Consent to Bail-In of EEA Financial Institutions    ~~72~~81
EXHIBIT F-1    1
EXHIBIT F-2    1
EXHIBIT F-3    1
EXHIBIT F-4    1

SCHEDULES:

Schedule 2.01 – Commitments
Schedule 3.05(f) – Earthquake or Seismic Area
Schedule 3.07 – Litigation
Schedule 3.15 – Subsidiaries
Schedule 5.12 – Unencumbered Pool
Schedule 6.02 -- Existing Liens

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B – Form of Compliance Certificate
Exhibit C – Form of Guaranty
Exhibit D – Form of Note
Exhibit E – Form of Interest Rate Election
Exhibit F – Forms of Tax Compliance Certificate

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT AMENDS AND RESTATES THAT CERTAIN AMENDED AND RESTATED CREDIT AGREEMENT DATED NOVEMBER 19, 2014 (AS SAME WAS AMENDED FROM TIME TO TIME, THE “EXISTING CREDIT AGREEMENT”), ENTERED INTO BETWEEN EDUCATION REALTY OPERATING PARTNERSHIP, LP, AS BORROWER, PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, REGIONS BANK, AS SYNDICATION AGENT, AND PNC CAPITAL MARKETS LLC and REGIONS CAPITAL MARKETS, AS JOINT-BOOKRUNNERS AND JOINT LEAD ARRANGERS, AND THE VARIOUS LENDERS PARTY THERETO.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
(this “Agreement” or “Credit Agreement”)

dated as of January 18, 2017, among

EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership,

the LENDERS party hereto,

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, and

PNC CAPITAL MARKETS LLC and REGIONS CAPITAL MARKETS, as Joint Bookrunners and Joint Lead Arrangers

REGIONS BANK as Syndication Agent

U.S. BANK NATIONAL ASSOCIATION as Documentation Agent

ARTICLE I

Definitions
(a)    Defined Terms . As used in this Agreement, the following terms have the meanings specified below:
“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Unencumbered Property” means Real Property (a) that is approved by the Administrative Agent and the Majority Lenders in their sole discretion, or (b) that at all times satisfies all of the following criteria as certified by Borrower: (i) such Real Property is wholly-owned (directly or indirectly) by Borrower or a Property Subsidiary which is a wholly owned Subsidiary of the Borrower or a Subsidiary that is part of the Consolidated Group, either in fee simple title or through an Eligible Off Campus Ground Lease or an Eligible Property Lease; (ii) is

not subject to a Lien in favor of any Person in any manner, other than Permitted Encumbrances; (iii) consists of completed income-producing, first-class collegiate housing communities of scope and quality consistent with the Borrower’s overall portfolio of Real Property; (iv) is located in states in the United States of America; (v) is managed by the Borrower, its Subsidiary or the Management Company; (vi) a final certificate of occupancy, or the local equivalent, has been issued by the appropriate Governmental Authority for all of the improvements on the Real Property; (vii) no material deferred maintenance and no material deferred capital improvements are required to continue operating as a first-class collegiate housing community, as determined by an architectural or engineering report; and (viii) the owner of the subject Real Property must be able to make the representations and warranties in Sections 3.05 and 3.07 as to such Real Property.
“Adjusted EBITDA” means, for a given testing period, EBITDA less the Capital Expenditure Reserve.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) determined by Administrative Agent equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Adjusted Unencumbered NOI” means Unencumbered NOI for the most recently ended testing period less the Capital Expenditures Reserve.
“Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the then applicable Adjusted LIBO Rate for one month interest periods, plus 1.00% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Alternative Interest Rate Election Event” has the meaning set forth in the definition of “LIBO Rate”.
“Amendment Effective Date” means February 16, 2018.

“Anti-Corruption Laws” means all ~~laws, rules, and regulations~~Legal Requirements of any jurisdiction applicable to the Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation, the Foreign Corrupt Practices Act of 1977.
“Anti-Money Laundering Laws” means all Legal Requirements related to the financing of terrorism or money laundering applicable to the Parent or its Subsidiaries from time to time, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Percentage” means, with respect to any Lender, the ratio, expressed as a percentage, of (a) the aggregate outstanding principal amount of such Lender’s Loans to (b) the aggregate outstanding principal amount of all Loans; provided, however, that if at the time of determination all Loans have been paid in full, the “Applicable Percentage” of each Lender shall be the Applicable Percentage of such Lender in effect immediately prior to such payment in full.
“Applicable Rate” means, as applicable from time to time:
(a) subject to clause (b) below, for any day, with respect to any Tranche A ABR Loan, Tranche A Eurodollar Loan, Tranche B ABR Loan or Tranche B Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurodollar Spread,” as the case may be, based upon the Total Leverage Ratio applicable on such date:

Total Leverage Ratio	Tranche A ABR Spread	Tranche A Eurodollar Spread	Tranche B ABR Spread	Tranche B Eurodollar Spread
Category 1 <40%	0.20%	1.20%	0.20%	1.20%
Category 2 >40% but <45%	0.30%	1.30%	0.30%	1.30%
Category 3 >45% but <50%	0.45%	1.45%	0.45%	1.45%
Category 4 > 50% but <55%	.65%	1.65%	0.65%	1.65%
Category 5 > 55%	.90%	1.90%	0.90%	1.90%

Each change in the Applicable Rate shall apply during the period commencing on the date of the most recent Compliance Certificate delivered to the Administrative Agent and ending on the date of receipt of the next Compliance Certificate pursuant to Section 5.01(c). If a Compliance Certificate is not delivered to the Administrative Agent in accordance with Section 5.01(c) the Applicable Rate shall be deemed to be in Category 4 until the required Compliance Certificate is delivered to the Administrative Agent.

In the event that the Administrative Agent, the Parent and the Borrower in good faith determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Administrative Agent the corrected financial statements for such Applicable Period, (b) the Applicable Rate shall be determined as if the pricing level for such higher Applicable Rate were applicable for such Applicable Period, and (c) the Borrower shall within three (3) Business Days of demand thereof (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Parent or the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender) by the Administrative Agent pay to the Administrative Agent the accrued additional amount owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.

(b) If Parent or Borrower obtains an Investment Grade Rating, the Borrower may, upon written notice to the Administrative Agent, make an irrevocable one time election to exclusively use the below table based on the applicable rate per annum set forth in the below table notwithstanding any failure of the Parent or Borrower to maintain an Investment Grade Rating or any failure of the Parent or Borrower to maintain a Debt Rating.

Investment Grade Rating	Tranche A ABR Spread	Tranche A Eurodollar Spread	Tranche B ABR Spread	Tranche B Eurodollar Spread
Category 1 At least A- or A3	0.00%	0.90%	0.0%	0.90%
Category 2 At least BBB+ or Baa1	0.00%	0.95%	0.00%	0.95%
Category 3 At least BBB or Baa2	0.10%	1.10%	0.10%	1.10%
Category 4 At least BBB- or Baa3	0.35%	1.35%	0.35%	1.35%
Category 5 Below BBB-, Baa3 or unrated	0.75%	1.75%	0.75%	1.75%

Each change in the Applicable Rate resulting from a change in the Debt Rating of the Parent or Borrower shall be effective for the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the above, if at any time there is a split in the Debt Ratings of Parent or Borrower, then the Applicable Rate shall be determined by reference to the most favored rating of S&P, Fitch or Moody’s. If the Parent or Borrower does not have any Debt Rating, Category 5 shall apply.
“Approved Fund” has the meaning set forth in Section 9.04(b).
“Assets Under Development” means all Real Property, or phases thereof, that is under construction or development as an income-producing project in a diligent manner and in accordance with industry standard construction schedules, but for which a certificate of occupancy has not been issued.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Bond Facility” means the $250,000,000 of unsecured senior bonds issued by Borrower via public bond offering on November 19, 2014 maturing on November 19, 2024 or any other issuance of public or private senior unsecured bonds by Borrower.
“Borrower” means, Education Realty Operating Partnership, LP, a Delaware limited partnership.
“Borrower Materials” has the meaning set forth in Section 9.01.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which any Interest Period is in effect.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Pittsburgh, Pennsylvania or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Expenditure Reserve” means, on an annual basis, an amount equal to (a) the aggregate number of beds available for lease in each Real Property parcel owned by Borrower or any Subsidiary measured as of the last day of each of the immediately preceding four (4) calendar quarters and averaged, multiplied by (b) $125.00.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or affiliated group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Parent by any Person or group.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Loans or Tranche B Loans.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make, as applicable, Tranche A Loans and/or Tranche B Loans hereunder, expressed as an amount representing the maximum aggregate amount(s) of such Lender's Tranche A Commitment and/or Tranche B Commitment, as each such Commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, or increased pursuant to Section 2.08, in which case, Schedule 2.01 would be amended to reflect such increase. As of the Effective Date, no Lender has any Commitments to fund additional Loans as the entire Commitments were funded under the Existing Credit Agreement.
“Compliance Certificate” has the meaning set forth in Section 5.01(c) hereof and a form of which is attached hereto as Exhibit B.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Group” means Parent and all Persons whose financial results are consolidated with Parent for financial reporting purposes under GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of any limited liability company, any general partner of any limited partnership, or any board of directors of a corporation. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Borrower and the Guarantor.
“Debt Rating” means, as of any date of determination, the rating as determined by either (a) S&P, (b) Moody's or (c) Fitch and either of S&P and Moody’s, of a Person’s non-credit enhanced, senior unsecured long term debt. The Debt Rating in effect at any date is the Debt Rating that is in effect at the close of business on such date.
“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of this Agreement.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.18, any Lender that: (a) has failed to perform any of its funding obligations hereunder, including in respect of its Commitment, within two (2) Business Days of the date required to be funded by it hereunder; (b) has notified the Borrower or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan is not or cannot be satisfied) or under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after written request by the Administrative Agent or Borrower (and the Administrative Agent has received a copy of such request), to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law; (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it; (iii) in the good faith determination of the Administrative Agent, taken any material action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; or (iv) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority; provided, further, that such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such

Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.
“Designated Jurisdiction” means any country, region, or territory to the extent that such country, region, or territory itself, or its government, is the subject or target of any Sanction.
“Dollars” or “$” refers to lawful money of the United States of America.
“EBITDA” means an amount derived from (a) net income, plus (b) deferred fee revenue and interest income associated with third party development efforts that have commenced, plus (c) to the extent included in the determination of net income, depreciation, amortization, interest expense and income taxes, plus or minus (d) to the extent included in the determination of net income, straight line impact of GAAP land lease expense, plus or minus (e) to the extent included in the determination of net income, any extraordinary losses or gains resulting from sales or payment of Indebtedness, and (f) as approved by the Administrative Agent, such approval not to be unreasonably withheld, any extraordinary, non-recurring expenses associated with any financing, merger, acquisition, divestiture, asset impairment or other capital transaction, in each case, as determined on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of EBITDA for the Borrower’s Unconsolidated Affiliates. If EBITDA is calculated over a period of less than four (4) quarters which includes the month of August, then the average EBITDA for the months in the calculation period other than August will be substituted for the August EBITDA.
“EDR” means Education Realty Operating Partnership, LP, a Delaware limited partnership.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Eligible Off Campus Ground Lease” shall mean a lease with respect to Real Property (or a portion thereof) not owned by a university, college or other educational entity entered into by Borrower or a Subsidiary (x) meeting the following requirements: (a) a remaining term (including renewal options exercisable at lessee’s sole option) of at least thirty (30) years, (b) may be transferred and/or assigned by lessee without landlord’s consent (or as to which the lease provides that (i) such lease may be transferred and/or assigned with the consent of the landlord and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre‑defined requirements and (c) the Administrative Agent has determined that the ground lease is financeable in that it contains customary lender protection provisions and provides or allows for, without further consent from the landlord, (i) notice and right to cure to lessee’s lender, (ii) a pledge and mortgage of the leasehold interest, (iii) recognition of a foreclosure of the leasehold interest including no prohibition on entering into a new lease with the lender, and (iv) no right of landlord to terminate the lease without consent of lessee’s lender, or (y) which is otherwise acceptable to the Administrative Agent in its reasonable discretion, such acceptance not to be unreasonably withheld, conditioned or delayed.
“Eligible Property Lease” shall mean a lease with respect to Real Property (or a portion thereof) owned by a university, college or other educational entity entered into by Borrower or a Subsidiary which does not constitute an Eligible Off Campus Ground Lease and is acceptable to the Administrative Agent in its reasonable discretion, such acceptance not to be unreasonably withheld, conditioned or delayed.
“Environmental Claim” means any notice of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Borrower or any of its Subsidiaries or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Borrower or any of its Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Borrower or any of its Subsidiaries.
“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters and includes (without limitation) the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., (to the extent the same relates to any Hazardous

Materials), and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) exposure to any Hazardous Materials in violation of any Environmental Law, (c) the Release or threatened Release of any Hazardous Materials into the environment in violation of any Environmental Law or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Lien” means any lien in favor of any Governmental Authority arising under any Environmental Law.
“Environmental Permit” means any permit required under any applicable Environmental Law or under any and all supporting documents associated therewith.
“Equity Percentage” means the aggregate ownership percentage of Borrower in each Unconsolidated Affiliate, which shall be calculated as the greater of (a) Borrower’s nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (b) Borrower’s economic ownership interest in the Unconsolidated Affiliate, reflecting Borrower’s share of income and expenses of the Unconsolidated Affiliate.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.
~~“Excluded FATCA Tax” means any tax, assessment or other governmental charge imposed under FATCA that would not have been imposed but for a failure by a Lender or a Participant (or any financial institution through which any payment is made to such Lender or Participant) to comply with Section 2.16.~~
~~“Excluded Hedging Obligation” means, with respect to any Borrower, any Hedging Obligation of Borrower or another Credit Party (or any Affiliate thereof) as to which such Credit Party is jointly and severally or otherwise liable pursuant to the terms of this Agreement or any other Loan Document if, and to the extent that, the incurrence of Obligations by the Credit Party in respect of such Hedging Obligation, or the grant under a Loan Document by the Credit Party of a security interest to secure such Hedging Obligation (or any guaranty thereof), is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Credit Party’s (or such Affiliate’s) failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 9.06(j) and any other “keepwell, support or other agreement for the benefit of such Credit Party and any and all guarantees of, or other credit support for, Hedging Obligations provided by Borrower or any Affiliate thereof) at the time such Credit Party becomes jointly and severally or otherwise liable with respect to such Hedging Obligation or grants a security interest to secure same. If a Hedging Obligation arises under a master agreement governing more than one Hedging Agreement, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to Hedging Agreements for which such Obligations or security interest becomes illegal.~~
“Excluded Taxes” means, any of the following Taxes imposed on or with respect to ~~the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (~~a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by~~) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located~~ net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, ~~in which~~ its applicable lending office ~~is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee~~located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to Legal Requirements in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to ~~a~~an assignment request by the Borrower under Section 2.19(b)~~), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new~~ as a result of costs sought to be reimbursed pursuant to Section 2.16 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) ~~or is~~Taxes attributable to such ~~Foreign Lender'~~Recipient’s failure to comply with Section 2.16(~~e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a)~~f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Loans” has the meaning specified in Section 2.01.
“Existing Credit Agreement” has the meaning specified in the introductory paragraph hereto.
“FATCA” means Sections 1471 through 1474 of the Code, ~~(as of the date hereof) and any~~as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof ~~(including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions); provided that FATCA shall also include any amendments to Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof if, as amended, FATCA provides a commercially reasonable mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA~~and any agreements entered into pursuant to Section 1471(b)(1).
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement.
“Financial Officer” means the chief financial officer, the chief accounting officer, senior vice president of capital markets, or treasurer of the Borrower, or such other officer of the Borrower reasonably acceptable to Administrative Agent.

“Fitch” means Fitch, Inc., and its successors.
“Fixed Charge Coverage Ratio” shall mean the ratio of (a) the Adjusted EBITDA of the Consolidated Group for the immediately preceding four (4) calendar quarters; to (b) all of the principal due and payable (excluding principal due at maturity) and principal paid on the Indebtedness (including scheduled payments on Capital Lease Obligations) of the Consolidated Group, plus the Interest Expense of the Consolidated Group, plus the aggregate of all cash dividends payable on the preferred stock of the Parent or any of its Subsidiaries, in each case for the period used to calculate Adjusted EBITDA, all of the foregoing calculated without duplication.
“Foreign Lender” means ~~any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is organized. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction~~a Lender that is not a U.S. Person.
“Funds From Operations” shall mean net income of the Borrower determined in accordance with GAAP, plus depreciation and amortization, revenues on participating projects which are deferred for GAAP purposes, excluding the impact of straight line accounting treatment on rents and leasehold rent expense, transaction cost related to acquisitions, severance costs and other non cash items; plus or minus any gain or loss from debt restructuring, impairments, or sales of property and, as approved by the Administrative Agent, such approval not to be unreasonably withheld, any extraordinary, non-recurring expenses associated with any financing, merger, acquisition, divestiture, or other capital transaction. Funds From Operations will be calculated for the four (4) calendar quarters immediately preceding the date of the calculation. Funds From Operations shall be calculated on a consolidated basis, and including (without duplication) the Equity Percentage of Funds From Operations for the Borrower’s Unconsolidated Affiliates.
“GAAP” means generally accepted accounting principles in the United States of America, subject to the provisions of Section 1.04.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means the Parent.
“Guaranty” means a guaranty in the form of Exhibit C attached hereto.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law; provided, that Hazardous Materials shall not include any such substances or wastes utilized or maintained at the Real Property in the ordinary course of business and in accordance with all applicable Environmental Laws.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Hedging Obligation” means any obligation to pay or perform under any Hedging Agreement, or any other agreement, contract or transaction entered into in connection therewith, with Agent or any Lender (or any Affiliate of Agent or any Lender), as counterparty, in connection with the Loan.
“Historical Value” shall mean the purchase price of Real Property (including improvements) and ordinary related purchase transaction costs, plus the cost of subsequent capital improvements (including construction costs for property under construction or development) made by the Borrower, less any provision for losses, all determined in accordance with GAAP. If the Real Property is purchased as a part of a group of properties, the Historical Value shall be calculated based upon a pro rata allocation of the aggregate purchase price by the Borrower based on net operating income of such property, and consistent with GAAP. Historical Value shall include the Equity Percentage of Historical Value for the Borrower’s Unconsolidated Affiliates.
“Impacted Interest Period” has the meaning set forth in the definition of LIBO Rate.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations contingent or otherwise, of such Person with respect to any Hedging Agreements (calculated on a mark-to-market basis as of the reporting date), and (l) payments received in consideration of sale of an ownership interest in Borrower when the interest so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver such interest is not payable solely in such interest of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Indebtedness for the Borrower’s Unconsolidated Affiliates.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes ~~and Excluded FATCA Tax~~, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under the Loan Documents and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Intercompany Debt” means indebtedness for borrowed money of any Subsidiary owed to the Guarantor or any other Lending Subsidiary that is eliminated in connection with the preparation of the consolidated financial statements of the Guarantor in accordance with GAAP.
“Interest Rate Election” means a request by the Borrower to borrow, convert or continue a Term Borrowing in accordance with Section 2.07.
“Interest Expense” shall mean all of a Person's paid, accrued or capitalized interest expense on such Person's Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), and including (without duplication) the Equity Percentage of Interest Expense for the Borrower’s Unconsolidated Affiliates.
“Interest Payment Date” means the first Business Day of each calendar month.
“Interest Period” means with respect to any Eurodollar Borrowing, (i) initially, the period beginning on (and including) the date of such Borrowing on the Effective Date and ending on (but excluding) February 1, 2017 (the “Stub Period”); and (ii) thereafter, each period commencing on (and including) the last day of the Stub Period and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, or less than one month if available to all Lenders; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and (c) if the Borrower has or may incur any obligations to Agent or any Lender (or any Affiliate of Agent or any Lender) as the counterparty under any Hedging Agreement, the Interest Period shall be of the same duration as the relevant period set under any such applicable Hedging Agreement. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Term Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Rate for the longest period for which the LIBO Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Rate for the shortest period for which that LIBO Rate is available that exceeds the Impacted Interest Period, in each case, at such time.
“Investment Grade Rating” means a Debt Rating of BBB- or better from Standard & Poor’s or Fitch, or Baa3 or better from Moody’s.
“JV Related Intercompany Debt” means any Intercompany Debt that is issued by a Property Subsidiary that is a joint venture (herein, a “JV Property Subsidiary”), one of the equity owners in which is the Borrower or one of its direct or indirect wholly-owned Lending Subsidiaries, which Intercompany Debt is evidenced by a physical note or notes, which note or notes shall be free and clear of any Lien, and held by the Borrower and/or one of its direct or indirect wholly-owned Lending Subsidiaries. For the avoidance of doubt, at any time after the Borrower and/or any of its direct or indirect wholly-owned Subsidiaries acquire all of the equity interests in a JV Property Subsidiary, the Intercompany Debt, if any, of such JV Property Subsidiary shall no longer be treated as JV Related Intercompany Debt.
“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“~~LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the interest rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent from time to time which has been approved by the British Bankers' Association (or any successor thereto) as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount having a borrowing date and a maturity comparable to such Interest Period (or if~~

~~there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)). In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding the foregoing, if LIBO Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement as to any portion of the Loans not subject to a Hedging Agreement.~~Lending Subsidiary” means each Subsidiary of the Borrower that (i) holds a Lien on any Real Property which is owed by a Property Subsidiary and (ii) which Subsidiary is not an obligor on any Indebtedness.
“LIBO Rate” means for any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, at the rate for dollar deposits with a maturity comparable to such Interest Period; provided that (i) if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, and (ii) if no such rate administered by ICE Benchmark Administration (or by such other Person that has taken over the administration of such rate for U.S. Dollars) is available to the Administrative Agent, the applicable LIBO Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which PNC or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Borrowing and having a maturity equal to such Interest Period. If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that either (A) that adequate and reasonable means do not exist for ascertaining LIBO Rate for such Interest Period and such circumstances are unlikely to be temporary or (B) the supervisor for the administrator of LIBO Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans (in the case of either such clause (A) or (B), an “Alternative Interest Rate Election Event”), the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to LIBO Rate which rate may include an adjustment

(to be determined from time to time by Administrative Agent in its sole discretion and in a manner consistent with prevailing market convention) to effect an aggregate interest rate comparable to the LIBO Rate prior to such determination that gives due consideration to the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything herein to the contrary, such amendment shall become effective without any further action or consent of any other party hereto so long as the Administrative Agent shall not have received, within ten (10) Business Days after the date a copy of the amendment is provided to the Lenders, a written notice from Required Lenders stating that they object to such amendment. To the extent an alternate rate of interest is adopted as contemplated hereby, the approved rate shall be applied in a manner consistent with prevailing market convention; provided that, to the extent such prevailing market convention is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and the Borrower. From such time as an Alternative Interest Rate Election Event has occurred and continuing until an alternate rate of interest has been determined in accordance with the terms and conditions of this paragraph, any Interest Rate Election that requests the conversion of any Loan to, or continuation of any Loan as, an Eurodollar Loan shall be ineffective; provided, further, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“LIBOR Screen Rate” is defined in the definition of LIBO Rate.
“Lien” means, with respect to an asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, negative pledge, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; (c) the filing under the Uniform Commercial Code or comparable law of any jurisdiction of any financing statement naming the owner of the asset to which such Lien relates as debtor; (d) any other preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation; and (e) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, the Notes, the Guaranty and all other instruments, agreements and written obligations executed and delivered by any of the Credit Parties in connection with the transactions contemplated hereby.
“Loan” or “Loans” means the term loans made by the Lenders to the Borrower pursuant to this Agreement or maintained hereunder .
“Majority Lenders” means, as of any date of determination, Lenders holding in the aggregate in excess of 50% of the aggregate Loans; provided that the portion of the Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders; provided further that at all times when two or more Lenders are party to this Agreement, the term “Majority Lenders” shall in no event mean less than two Lenders unless only two Lenders are party to this Agreement and one of such Lenders is a Defaulting Lender.
“Management Company” means the manager of the Real Property owned by EDR or a Subsidiary of EDR.
“Material Acquisition” means (i) any single transaction for the purpose of, or resulting, directly or indirectly, in, the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) of a Person or assets by Borrower (directly or indirectly) that has a gross purchase price equal to or greater than ten percent (10.0%) of the then Total Asset Value (without giving effect to such transaction), or (ii) one or more transactions for the purpose of, or resulting, directly or indirectly, in, the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) of one or more Persons or assets by Borrower (directly or indirectly) in any four (4) consecutive calendar quarters which in the aggregate have a gross purchase price equal to or greater than ten percent (10.0%) of the then Total Asset Value (without giving effect to such transactions), as calculated at the time of the completion of the last such transaction. A Material Acquisition described in clause (ii) above shall be deemed to have been completed on the date of the completion of the last such transaction.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of (i) the Borrower and its Subsidiaries, other than owners of Real Property in the Unencumbered Pool, and the Guarantor, taken as a whole, or (ii) any owner of Real Property in the Unencumbered Pool, (b) the ability of any of the Credit Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents.
“Material Contract” means any contract or other arrangement (other than Loan Documents and any Hedging Agreements), whether written or oral, to which any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of the Borrower, the other Credit Parties, or any Property Subsidiary in an aggregate principal amount exceeding $~~10,000,000.~~35,000,000.
“Maturity Date” means as applicable, each of the Tranche A Maturity Date and/or the Tranche B Maturity Date.
“Maximum Rate” shall have the meaning set forth in Section 9.13.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto or assignee of the business of such company in the business of rating debt.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Indebtedness” means, as of any date of calculation, (i) all Indebtedness of the Consolidated Group minus (ii) the Permitted Debt Deductions, in each case, as of such date.
“Net Operating Income” shall mean, for any income producing operating Real Property, the difference between (a) any rentals, proceeds and other income received from such property, including early lease termination penalties to the extent no new tenant is in place and allocated over the applicable remaining term (but excluding (i) security or other deposits, and (ii) other income of a non-recurring nature) during the determination period, less (b) an amount equal to all costs and expenses (excluding Interest Expense, non-cash straight line ground rent as determined in accordance with GAAP, any expenditures that are capitalized in accordance with GAAP, non-cash expenses such as depreciation and amortization, and as approved by the Administrative Agent, such approval not to be unreasonably withheld, any extraordinary, non-recurring expenses associated with any financing, merger, acquisition, divestiture, or other capital transaction) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such property during the determination period; provided, however, that the amount for the expenses for the management of a property included in clause (b) above shall be set at three percent (3%) of (I) the amount provided in clause (a) above, less (II) a bad debt allowance. Net Operating Income shall be calculated based on the immediately preceding four (4) calendar quarters unless the Real Property has not been owned by the Borrower or its Subsidiaries for four (4) calendar quarters, in which event (i) Net Operating Income shall be calculated for the period of ownership, and annualized, and (ii) if the period of ownership includes the month of August, the Net Operating Income for August will be disregarded in the annualization calculation. Net Operating Income shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Net Operating Income for the Borrower’s Unconsolidated Affiliates.
“~~Non-Qualified ECP Credit Party” means any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 9.06(j)).~~Net Unsecured Debt” means, as of any date of calculation, (i) all Unsecured Debt of the Consolidated Group minus (ii) the Permitted Debt Deductions, in each case, as of such date.
“Note” means a promissory note in the form attached hereto as Exhibit D payable to a Lender evidencing certain of the obligations of the Borrower to such Lender and executed by Borrower, as the same may be amended, supplemented, modified or restated from time to time; “Notes” means, collectively, all of such Notes outstanding at any given time.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, any fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note~~, including any Hedging Obligations; provided, however, that in no event shall Obligations include any Excluded Hedging Obligations~~.
“OFAC” means the U.S. Department of the Treasury's Office of Foreign Assets Control, and any successor thereto.

“Other Connection Taxes” means ~~any and~~, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means, all present or future stamp, court or documentary ~~taxes or any other excise or property taxes, charges~~, intangible, recording, filing or similar ~~levies arising~~Taxes that arise from any payment made ~~hereunder or~~under, from the execution, delivery ~~or~~, performance, enforcement ~~of~~or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, ~~this Agreement, and not including the Excluded Taxes or the Excluded FATCA Taxes~~any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b) as a result of costs sought to be reimbursed pursuant to Section 2.16).
“Parent” means Education Realty Trust, Inc., a Maryland corporation and the parent of EDR.
“Participant” has the meaning given that term in Section 9.04(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Debt Deductions” means, as of any date of calculation, the sum of (i) contractual net proceeds which the Parent is legally entitled to receive from any forward sales agreements with respect to the common stock of the Parent, plus (ii) the amount of unrestricted cash and cash equivalents of the Consolidated Group in excess of $30,000,000 (if positive), in each case, as of such date.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;
(b)    pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;
(c)    deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(d)    the Title Instruments and Liens which do not secure Indebtedness and other customary matters;
(e)    uniform commercial code protective filings with respect to personal property leased to the Borrower or any Subsidiary; ~~and~~

(f)    landlords’ liens for rent not yet due and payable; and
(g)     Liens in favor of the Borrower or a direct or indirect wholly-owned Lending Subsidiary of the Borrower securing JV Related Intercompany Debt;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having an investment grade credit rating on the date of acquisition;
(c)    investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; ~~and~~
(e)    investments in Subsidiaries and Unconsolidated Affiliates made in accordance with this Agreement; and
(f)     Intercompany Debt.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning set forth in Section 9.01.
“PNC” means PNC Bank, National Association, in its individual capacity.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by PNC Bank, National Association, as its prime rate in effect at its principal office in Pittsburgh, Pennsylvania; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The prime rate is not intended to be the lowest general rate of interest charged by the Administrative Agent to its customers.
“Property Subsidiary” means each Subsidiary of the Borrower that owns an Acceptable Unencumbered Property in the Unencumbered Pool.
“~~Qualified ECP Credit Party” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.~~Public Lender” has the meaning set forth in Section 9.01.
“Real Property” means, collectively, all interest in any land and improvements located thereon (including direct financing leases of land and improvements owned by a Person), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by any Person.
“Recipient” means, each of the Administrative Agent and any Lender.
“Register” has the meaning set forth in Section 9.04.
“Related Parties” means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.
“Remedial Action” means all actions, including without limitation any capital expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger public health or the environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned or leased by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws.
“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate in excess of 66 and 2/3% of the aggregate Loans; provided that the portion of the Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that at all times when two or more Lenders are party to this Agreement, the term “Required Lenders” shall in no event mean less than two Lenders unless only two Lenders are party to this Agreement and one of such Lenders is a Defaulting Lender.

“Restricted Payment” means, without duplication, any dividend or other distribution (whether in cash, securities or other property) with respect to any ownership interests in the Borrower or Parent, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests in the Borrower or Parent or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or Parent.
“Revolving Facility” means, that certain ~~Fifth~~Sixth Amended and Restated Credit Agreement dated ~~November 19, 2014~~February [___], 2018 entered into between KeyBank National Association, as administrative agent, the various lenders party thereto, and the Borrower, as may be amended from time to time.
“Revolving Facility Amount” means, from time to time, the aggregate amounts outstanding under the Revolving Facility.
“S&P” means ~~Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw‑Hill Companies,~~S&P Global Inc., or any successor or assignee of the business of such division in the business of rating debt.
“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.
“Sanctioned Person” means~~, at~~ any ~~time, (a) any~~ Person ~~or group~~that is (i) listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, or the European Union ~~or any EU Member State, (b) any Person or group~~, (ii) located, operating, organized or resident in a ~~Sanctioned Country to the extent such Person is subject to Sanctions, (c) any~~Designated Jurisdiction, (iii) an agency~~, political subdivision or instrumentality~~ of the government of a ~~Sanctioned Country~~Designated Jurisdiction, or (~~d) any Person~~iv) 50% or more owned, directly or indirectly, or Controlled by any ~~of the above~~Person or agency described in any of the preceding clauses (i) through (iii).
“~~Sanctions~~Sanction(s)” means any economic or financial ~~sanctions~~sanction or trade ~~embargoes imposed,~~embargo administered or enforced ~~from time to time~~ by ~~(a)~~ the ~~U.S.~~United States government~~,~~ or any agency or instrumentality thereof (including ~~those administered by OFAC or the U.S. Department of State or (b~~without limitation, OFAC), the United Nations Security Council, the European Union, or Her Majesty~~'~~’s Treasury.
“SEC” means the Securities and Exchange Commission of the United ~~Kingdom~~States.
“Secured Debt” means all Indebtedness, whether on a recourse or a non-recourse basis, which is secured by a Lien on any asset of any Person.
“Secured Recourse Debt” means all Secured Debt of any Person on a recourse basis.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Governmental Authority to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent. EDR is a Subsidiary of the Parent.
~~“Tangible Net Worth” shall mean total assets (without deduction for accumulated depreciation) less (1) all intangibles and (2) all liabilities (including contingent and indirect liabilities), all determined in accordance with GAAP. The term “intangibles” shall include, without limitation, (i) deferred charges, and (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term “liabilities” shall include, without limitation, (i) Indebtedness secured by Liens on Property of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof, (ii) deferred liabilities, and (iii) Capital Lease Obligations. Tangible Net Worth shall be calculated on a consolidated basis in accordance with GAAP.~~
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Term Loan(s)” means individually and/or collectively, as the context so requires, the Tranche A Loans and Tranche B Loans.
“Title Instruments” means all instruments of record in the Office of the County Clerk, the Real Property Records or of any other Governmental Authority affecting title to all or any part of the Real Property in the Unencumbered Pool, including but not limited to those (if any) which impose restrictive covenants, easements, rights-of-way or other encumbrances on all or any part of the Real Property in the Unencumbered Pool.
“Total Asset Value” means the sum of (without duplication) (a) the aggregate Value of all of Borrower’s and its Subsidiaries’ Real Property and other assets as set forth in the definition of Value, plus (b) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits of the Borrower and its Subsidiaries and excluding, solely for purposes of calculating the Total Leverage Ratio in connection with Section 5.02(a), all cash and cash equivalents deducted from the Indebtedness of the Consolidated Group in the calculation of Net Indebtedness pursuant to clause (ii) of the definition of Permitted Debt Deductions. Total Asset Value shall be calculated on a consolidated (inclusive of the Equity Percentage in Unconsolidated Affiliates and unconsolidated joint ventures) basis in accordance with GAAP.
“Total Leverage Ratio” shall mean the ratio (expressed as a percentage) of (a) the Net Indebtedness of the Consolidated Group to (b) Total Asset Value.
“Total Secured Debt Ratio” shall mean the ratio (expressed as a percentage) of (a) the Secured Debt of the Consolidated Group to (b) Total Asset Value.
“Total Net Unsecured Debt to Unencumbered Asset Value Ratio” shall mean the ratio (expressed as a percentage) of (a) the Net Unsecured Debt of the Consolidated Group to (b) Unencumbered Asset Value.
“Tranche A Applicable Percentage” means, with respect to any Tranche A Lender, expressed as a percentage, of (a) the aggregate outstanding principal amount of such Tranche A Lender’s Tranche A Loans to (b) the aggregate outstanding principal amount of all Tranche A Loans; provided, however, that if at the time of determination all Tranche A Loans have been paid in full, the “Tranche A Applicable Percentage” of each Tranche A Lender shall be the Tranche A Applicable Percentage of such Tranche A Lender in effect immediately prior to such payment in full.
“Tranche A Commitment” shall mean the commitment of each Tranche A Lender to advance or hold Tranche A Loans hereunder. As of the Effective Date, no Lender has any Tranche A Commitment to fund additional Tranche A Loans as the entire Tranche A Commitments were funded under the Existing Credit Agreement.
“Tranche A Lender” shall mean each Lender that issues a Tranche A Commitment and/or holds Tranche A Loans hereunder.
“Tranche A Loans” shall mean the loans made by the Tranche A Lenders pursuant to Section 2.01.
“Tranche A Maturity Date” means January 13, 2021.
“Tranche A Required Lenders” means, as of any date of determination, Tranche A Lenders holding in the aggregate in excess of 66 and 2/3% of the aggregate Tranche A Loans; provided that the portion of the Tranche A Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of the Tranche A Required Lenders; provided further that at all times when two or more Tranche A Lenders are party to this Agreement, the term “Tranche A Required Lenders” shall in no event mean less than two Tranche A Lenders unless only two Tranche A Lenders are party to this Agreement and one of such Tranche A Lenders is a Defaulting Lender.
“Tranche B Applicable Percentage” means, with respect to any Tranche B Lender, expressed as a percentage, of (a) the aggregate outstanding principal amount of such Tranche B Lender’s Tranche B Loans to (b) the aggregate outstanding principal amount of all Tranche B Loans; provided, however, that if at the time of determination all Tranche B Loans have been paid in full, the “Tranche B Applicable Percentage” of each Tranche B Lender shall be the Tranche B Applicable Percentage of such Tranche B Lender in effect immediately prior to such payment in full.
“Tranche B Commitment” shall mean the commitment of each Tranche B Lender to advance or hold Tranche B Loans hereunder. As of the Effective Date, no Lender has any Tranche B Commitment to fund additional Tranche B Loans as the entire Tranche B Commitments were funded under the Existing Credit Agreement.
“Tranche B Lender” shall mean each Lender that issues a Tranche B Commitment and/or holds Tranche B Loans hereunder.
“Tranche B Loans” shall mean the loans made by the Tranche B Lenders pursuant to Section 2.01.
“Tranche B Maturity Date” means January 18, 2022.
“Tranche B Required Lenders” means, as of any date of determination, Tranche B Lenders holding in the aggregate in excess of 66 and 2/3% of the aggregate Tranche B Loans; provided that the portion of the Tranche B Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of the Tranche B Required Lenders; provided further that at all times when two or more Tranche B Lenders are party to this Agreement, the term “Tranche B Required Lenders” shall in no event mean less than two Tranche B Lenders unless only two Tranche B Lenders are party to this Agreement and one of such Tranche B Lenders is a Defaulting Lender.
“Transactions” means the execution, delivery and performance by the Credit Parties of the Loan Documents, the borrowing of Loans, and the use of the proceeds thereof.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.16(f)(ii)(2)(C).

“Unconsolidated Affiliate” means, without duplication, in respect of any Person, any other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.
“Unencumbered Asset Value” means the sum of the aggregate Value of the Acceptable Unencumbered Properties, provided that the aggregate Value of Acceptable Unencumbered Properties of Subsidiaries that are not wholly-owned (directly or indirectly) by the Borrower shall not exceed fifteen percent (15%) of the total Unencumbered Asset Value.
“Unencumbered NOI” means, Net Operating Income for the prior four fiscal quarters from Acceptable Unencumbered Properties included in the Unencumbered Pool.
“Unencumbered Pool” has the meaning set forth in Section 5.12.
“Unsecured Debt” means all Indebtedness of any Person which is not Secured Debt.
“Unsecured Interest Expense” means the actual interest expense on account of all Unsecured Debt (including the Revolving Facility Amount) of the Consolidated Group for the most recently ended four (4) quarters.
“Unsecured Interest Coverage Ratio” shall mean the ratio of (i) Adjusted Unencumbered NOI for the most recently ended four (4) quarters to (b) Unsecured Interest Expense.
“Value” means the sum of the following:
(i)    for Real Property that has been owned by the Borrower, its Subsidiary or an Unconsolidated Affiliate for twelve (12) months or longer, the Net Operating Income for the most recently ended four fiscal (4) quarters for such Real Property, and then divided by six -and -one~~-half~~ quarter percent (~~6.50~~6.25%); plus
(b)    for Real Property that was acquired by the Borrower, its Subsidiary or an Unconsolidated Affiliate less than twelve (12) months prior to the date of calculation, the Historical Value of such Real Property; plus
(c)    for Real Property that is an Asset Under Development or undeveloped land, the Historical Value of the subject property; plus
(d)    for Real Property that was an Asset Under Development but has been open and operating for less than twelve (12) months, the Historical Value of such Real Property or, at the Borrower’s election (which election shall be irrevocable with respect to such Real Property once made until such time as such Real Property has been open and operated by the Borrower for at least twelve (12) months or longer, at which time the provisions of subsection (a) above shall control), the Net Operating Income for such Real Property calculated for the period of operation instead of the period of ownership, annualized, and then divided by six -and -one~~-half~~ quarter percent (~~6.50~~6.25%); plus

(e)    the value of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases under GAAP and included as Indebtedness; plus
(f)    The book value of any loan receivables secured by Real Property.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Credit Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02 Classification of Loans and Borrowings . For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche A Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Tranche A Eurodollar Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Term Borrowing”).

SECTION 1.03 Terms Generally . The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to the Borrower shall be deemed to be references to all Persons constituting the Borrower or each of them (whichever the context requires) and the obligations of such Persons under this Agreement and the other Loan Documents shall be joint and several as they relate to the Borrower.

SECTION 1.04 Accounting Terms; GAAP . Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. All financial definitions and covenants shall be calculated on a consolidated basis, and with the impact and results for any non-wholly owned Subsidiary or Affiliate being determined by multiplying the applicable amount by the percentage of Borrower’s ownership interest in such non-wholly owned Subsidiary or Affiliate.

SECTION 1.05 Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation, payment and reborrowing or termination of the “Obligations” (as defined in the Existing Credit Agreement). All “Loans” made and “Obligations” incurred under the Existing Credit Agreement which are outstanding on the Closing Date, if any, shall continue as Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents and (b) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date.

ARTICLE II

The Credits

SECTION 2.01 Commitments . Certain term loans were made to the Borrower under the Existing Credit Agreement that remain outstanding as of the Effective Date (such outstanding loans being herein referred to as the “Existing Loans”) in an aggregate principal amount equal to $187,500,000. Subject to the terms and conditions of this Agreement, the Borrower and each Lender agree that on the Effective Date, (a) the Existing Loans shall be reevidenced as loans under this Agreement and shall constitute Tranche A Loans or Tranche B Loans hereunder, as set forth on Schedule 2.01 and (b) the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement. On the Effective Date, any Commitment of each Lender that is a party to the Existing Credit Agreement, but not a party to this Agreement (an “Exiting Lender”), shall be terminated, all outstanding obligations owing to such Exiting Lenders under the Existing Credit Agreement on the Effective Date shall be paid in full, and each Exiting Lender shall cease to be a Lender under this Agreement; provided, however, that, notwithstanding anything else provided herein or otherwise, any rights of an Exiting Lender under the Loan Documents that are intended by their express terms to survive termination of the Commitments and/or the repayment, satisfaction or discharge of the Obligations shall survive for such Exiting Lender hereunder. The amount of each Lender’s Tranche A Loans or Tranche B Loans as of the Effective Date is set forth on Schedule 2.01.

SECTION 2.02 Loans and Borrowings.
(a)    Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.
(b)    Subject to Section 2.13, each Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurodollar Term Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Term Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000, provided that an ABR Term Borrowing may be in an aggregate amount that is equal to the entire unused balance of the subject Term Loan. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of four (4) Eurodollar Borrowings outstanding which are Tranche A Loans and four (4) Eurodollar Borrowings outstanding which are Tranche B Loans.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert or continue, any Borrowing with respect to a subject Term Loan if the Interest Period requested with respect thereto would end after the applicable Maturity Date for such Term Loan.
SECTION 2.03 RESERVED.
SECTION 2.04 RESERVED.
SECTION 2.05 RESERVED.
SECTION 2.06 Funding of Borrowings.
(i)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Pittsburgh,

Pennsylvania time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower.
(ii)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the corresponding Loan made to the Borrower. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.
SECTION 2.07 Interest Elections.
(a)    Each Term Borrowing initially shall be of the Type specified in the applicable Interest Rate Election and, in the case of a Eurodollar Term Borrowing, shall have an initial Interest Period as specified in such Interest Rate Election. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Term Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that an Interest Rate Election would be required under Section 2.02 if the Borrower were requesting a Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Rate Election shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Rate Election in the form of an Interest Rate Election and signed by the Borrower.
(c)    Each telephonic and written Interest Rate Election shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Rate Election applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Rate Election, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Rate Election requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Rate Election, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Rate Election with respect to a Eurodollar Term Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurodollar Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Term Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Term Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.08 Increase of Commitments.
(a)    So long as the Borrower is not then in Default, the Borrower may, prior to the Tranche B Maturity Date, request that the aggregate Tranche A Commitments and/or Tranche B Commitments be increased in any combination of Tranche A and/or Tranche B Borrowings, so long as (a) each increase is in a minimum amount of $10,000,000.00 and an integral multiple of $5,000,000 (or such smaller amounts as the Administrative Agent may approve), and (b) the aggregate Commitments do not exceed $250,000,000.00 (the “Maximum Commitment”). If the Borrower requests that any applicable Commitments be increased, the Administrative Agent shall use its best efforts to obtain increased or additional commitments up to the Maximum Commitment, and to do so the Administrative Agent may obtain additional lenders of its choice (and approved by Borrower, such approval not to be unreasonably withheld or delayed), and without the necessity of approval from any of the Lenders with no Lender having any obligation to so increase its Commitment. The Borrower and each other Credit Party shall execute an amendment to this Agreement, additional Notes and other documents as the Administrative Agent may reasonably require to evidence the increase of the applicable Commitments, the addition of new Real Property to the Unencumbered Pool, if applicable, and the admission of additional Persons as Lenders, if necessary.
SECTION 2.09 Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of (i) each Tranche A Loan on the Tranche A Maturity Date, and (b) each Tranche B Loan on the Tranche B Maturity Date. At the request of each Lender, the Loans made by such Lender shall be evidenced by a Note payable to such Lender in the amount of such Lender’s Tranche A Loans or Tranche B Loans or Commitment, as applicable, with the existing Notes issued under the Existing Credit Agreement remaining in full force and effect and being deemed to satisfy the requirements of this Section 2.09.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
SECTION 2.10 Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay, without penalty, any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section, and subject to Section 2.15, if applicable.
(b)    The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Term Borrowing, not later than 11:00 a.m., Pittsburgh, Pennsylvania time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Term Borrowing, not later than 11:00 a.m., Pittsburgh, Pennsylvania time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Term Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Term Borrowing shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Each prepayment of a Term Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
(c)    In connection with the prepayment of any Loan prior to the expiration of the Interest Period applicable thereto, the Borrower shall also pay any applicable expenses pursuant to Section 2.15.
(d)    Amounts to be applied to the prepayment of Loans pursuant to any of the preceding subsections of this Section shall be applied, first, to reduce outstanding ABR Loans and next, to the extent of any remaining balance, to reduce outstanding Eurodollar Loans. Each such prepayment shall be applied to prepay ratably the Loans of the Lender.
SECTION 2.11 Fees.
(a)    The Borrower agrees to pay to the Administrative Agent, for its own account or for the account of the Lenders, as applicable, fees payable in the amounts and at the times set forth under the Loan Documents and as separately agreed upon between the Borrower and the Administrative Agent.
(b)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.
SECTION 2.12 Interest.
(a)    Each Tranche A Loan and Tranche B Loan comprising an ABR Borrowing shall bear interest at the lesser of (x) the Alternate Base Rate plus the Applicable Rate with respect to such Tranche A Loan or Tranche B Loan, or (y) the Maximum Rate.
(b)    (a)    Each Tranche A Loan and Tranche B Loan comprising a Eurodollar Borrowing shall bear interest at the lesser of (a) the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate with respect to such Tranche A Loan or Tranche B Loan, or (b) the Maximum Rate.
(c)    Notwithstanding the foregoing, (A) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the lesser of (x) 4% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate, or (ii) in the case of any other amount, the lesser of (x) 4% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, or (y) the Maximum Rate; and (B) after the occurrence of any Event of Default, at the option of the Administrative Agent, or if the

Administrative Agent is directed in writing by the Required Lenders to do so, the Loan shall bear interest at a rate per annum equal to the lesser of (x) 4% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Term Loan prior to the end of the applicable Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Term Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days and twelve (12) 30-day months, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.13 Alternate Rate of Interest . If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that (i) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period and (ii) such fact is generally applicable to its loans of this type to similar borrowers, as evidenced by a certification from such Lenders;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Rate Election that requests the conversion of any Term Borrowing to, or continuation of any Term Borrowing as, a Eurodollar Borrowing shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
SECTION 2.14 Increased Costs.
(a)    If any Change in Law shall:
(i)    subject any Recipient to any Taxes or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (other than for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes), or
(ii)    ~~(i)~~ impose~~, modify~~ or ~~deem~~increase or render applicable any ~~reserve, special deposit or similar requirement against assets of,~~special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by Borrower hereunder) against assets held by, or deposits ~~with~~in or for the account of, or ~~credit extended by,~~loans by, or commitments of an office of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate)~~;~~, or
(iii)    ~~(ii)~~ impose on any ~~Lender or the London interbank market~~Recipient any other ~~condition~~conditions or requirements (other than ~~one relating to Excluded~~ Taxes) ~~affecting~~with respect to this Agreement ~~or Eurodollar Loans made by such Lender~~, the other Loan Documents, the Loans, such Lender’s Commitment, or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.15 Break Funding Payments . In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to convert, continue or prepay any Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b)), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.16 Taxes.
(a)    ~~Any and all~~All payments by ~~or on account of any obligation~~a Credit Party hereunder and under any of the ~~Borrower hereunder~~other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any ~~Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i)~~Taxes, except as required by Legal Requirements. If any Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Legal Requirements and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after ~~making all required deductions~~such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the ~~Administrative Agent, Lender~~applicable Recipient receives an amount equal to the sum it would have received had no such ~~deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant~~

~~Governmental Authority in accordance with applicable law.~~ deduction or withholding been made.
(b)    ~~In addition, the~~The Borrower shall timely pay ~~any Other Taxes~~ to the relevant Governmental Authority in accordance with ~~applicable law~~Legal Requirements, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    The ~~Borrower~~Credit Parties shall jointly and severally indemnify ~~the Administrative Agent and~~ each ~~Lender~~Recipient, within ten (10) days after ~~written~~ demand therefor, for the full amount of any Indemnified Taxes ~~or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder~~ (including Indemnified ~~Taxes or Other~~ Taxes imposed or asserted on or attributable to amounts payable under this Section~~) and any penalties, interest and~~ 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes ~~or Other Taxes~~ were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.
(d)    Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.
(e)    ~~(d)~~ As soon as practicable after any payment of ~~Indemnified Taxes or Other~~ Taxes by ~~the Borrower~~a Credit Party to a Governmental Authority~~, the Borrower~~ pursuant to this Section 2.16, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    ~~(e)~~ (i) Any ~~Foreign~~ Lender that is entitled to an exemption from or reduction of withholding ~~tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party,~~Tax with respect to payments made under ~~this Agreement~~any Loan Document shall deliver to the Borrower ~~(with a copy to~~and the Administrative Agent~~)~~, at the time or times ~~prescribed by applicable law~~reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation ~~prescribed by applicable law or~~ reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate~~.~~ of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(2)(A), (ii)(2)(B) and (ii)(2)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    ~~(f)~~ Without limiting ~~any other provision of this Agreement, if a payment made to a Lender or a Participant under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender or Participant were to fail to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Participant shall (A) enter into such agreements with the Internal Revenue Service as necessary to establish an exemption from withholding under FATCA; (B) comply with any certification, documentation, information, reporting or other requirement necessary to establish an exemption from withholding under FATCA; (C) provide any documentation reasonably requested by the Borrower or the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their respective obligations, if any, under FATCA and to determine that such Lender has complied such applicable requirements; and (D) provide a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Lender certifying that such Lender or Participant has complied with any necessary requirements to establish an exemption from withholding under FATCA. To the extent that the relevant documentation provided pursuant to this paragraph is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender or Participant, such Lender or Participant shall, to the extent permitted by any Legal Requirement, deliver to the Borrower and the Administrative Agent revised and/or updated documentation sufficient for the Borrower and the Administrative Agent to confirm such Lender’s or such Participant’s compliance with its obligations under FATCA.~~the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(1)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(A)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;
(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(D)    to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY,

accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(3)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Legal Requirements as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Legal Requirements to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(4)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Legal Requirements and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all reasonable third party out-of-pocket expenses (including Taxes) of such indemnified party actually incurred and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.
(e)    Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., Pittsburgh, Pennsylvania time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Three PNC Plaza, 225 Fifth Avenue, 5th Floor, Pittsburgh, Pennsylvania 15222-2724, and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. If the Administrative Agent receives a payment for the account of a Lender prior to 1:00 p.m., Pittsburgh, Pennsylvania time, such payment must be delivered to the Lender on the same day and if it is not so delivered due to the fault of the Administrative Agent, the Administrative Agent shall pay to the Lender entitled to the payment interest thereon for each day after payment should have been received by the Lender pursuant hereto until the Lender receives payment, at the Federal Funds Effective Rate. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due under the Obligations, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal or any other Obligation then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal or other Obligation then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may,

in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.18    Defaulting Lenders .
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in Section 9.02.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section VII or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, as the applicable Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and the applicable Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Credit Agreement; fourth, to the payment of any amounts owing to the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share; and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If the Borrower and Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Defaulting Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans under the applicable Tranche to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Defaulting Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cessation in status as Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising during the period that such Lender was a Defaulting Lender.
SECTION 2.19 Mitigation Obligations; Replacement of Lenders.
(a)    Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Person to compensation pursuant to Sections 2.12 and 2.14 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for the failure to provide such notice. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any such Person or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to avoid or minimize the amounts payable, including, without limitation, the designation of a different lending office for funding or booking its Loans hereunder or the assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, or if a Lender does not vote in favor of any amendment, modification, or waiver to this Agreement or any other Loan Document which requires the vote of such Lender, and the Required Lenders shall have voted in favor of such amendment, modification, or waiver, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to, and upon such demand the affected Lender shall promptly, assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

Representations and Warranties
The Borrower represents and warrants to the Lenders and the Administrative Agent that:
SECTION 3.01 Organization; Powers . Each Credit Party and each Property Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02 Authorization; Enforceability. The Transactions are within the corporate, partnership or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement and the Loan Documents have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts . The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any of the Borrower’s Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of the Borrower’s Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of the Borrower’s Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any of the Borrower’s Subsidiaries.
SECTION 3.04 Financial Condition; No Material Adverse Change.
(a)    The Parent has heretofore furnished to the Lenders financial statements as of and for the fiscal year ended December 31, 2015 and the fiscal quarter ended September 30, 2016 reported on by Deloitte & Touche, LLP, independent public accountants, for the Borrower and its Subsidiaries. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the quarter end statements referred to above.
(b)    Since September 30, 2016, no event has occurred which could reasonably be expected to have a Material Adverse Effect.
SECTION 3.05 Properties.
(a)    Subject to Liens permitted by Section 6.02, each of the Borrower and its Subsidiaries has title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)    RESERVED.
(c)    All components of all improvements included within the Real Property in the Unencumbered Pool, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property owned or leased by any Credit Party or any Property Subsidiary are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and no Credit Party has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect. No improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property owned or leased by the Borrower or its Subsidiaries, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.
(d)    All franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits) required to have been issued by Governmental Authority to enable all Real Property owned or leased by Borrower or any of its Subsidiaries to be operated as then being operated have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate could not be reasonably expected to have a Material Adverse Effect. No Credit Party or any Property Subsidiary is in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would reasonably be expected to have a Material Adverse Effect.
(e)    None of the Credit Parties or any Property Subsidiary has received any notice or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased Real Property or of any sale or other disposition of any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.
(f)    Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any Real Property owned or leased by Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (ii) no portion of any Real Property owned or leased by Borrower or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Government Authorities or any area identified by the insurance industry or other experts acceptable to the Administrative Agent as an area that is a high probable earthquake or seismic area, except as set forth on Schedule 3.05(f).
(g)    There are no Persons operating or managing any Real Property other than the Borrower and the Management Company pursuant to (i) the management agreements delivered to Administrative Agent as of the Effective Date, and (ii) such other management agreements in form and substance reasonably satisfactory to the Administrative Agent. To Borrower’s knowledge, no improvement or portion thereof, or any other part of any Real Property, is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property owned or leased by the Borrower or its Subsidiaries, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access.

SECTION 3.06 Intellectual Property . To the knowledge of each Credit Party, such Credit Party and each Property Subsidiary owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of each Credit Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Credit Party or any Property Subsidiary with respect to the operation of any Real Property, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Credit Party or any Property Subsidiary, is pending or threatened, the outcome of which could reasonably be expected to have a Material Adverse Effect.
SECTION 3.07 Litigation and Environmental Matters.
(a)    Except as set forth in Schedule 3.07 attached hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Credit Party or any of the Borrower’s Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
(b)    Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect :
(i)    to the knowledge of the Credit Parties, all Real Property leased or owned by Borrower or any of its Subsidiaries is free from contamination by any Hazardous Material, except to the extent such contamination could not reasonably be expected to cause a Material Adverse Effect;
(ii)    to the knowledge of the Credit Parties, the operations of Borrower and its Subsidiaries, and the operations at the Real Property leased or owned by Borrower or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except to the extent such noncompliance could not reasonably be expected to cause a Material Adverse Effect;
(iii)    neither the Borrower nor any of its Subsidiaries have known liabilities with respect to Hazardous Materials and, to the knowledge of each Credit Party, no facts or circumstances exist which could reasonably be expected to give rise to liabilities with respect to Hazardous Materials, in either case, except to the extent such liabilities could not reasonably be expected to have a Material Adverse Effect;

(iv)    (A) the Borrower and its Subsidiaries and all Real Property owned or leased by Borrower or its Subsidiaries have all Environmental Permits necessary for the operations at such Real Property and are in compliance with such Environmental Permits; (B) there are no legal proceedings pending nor, to the knowledge of any Credit Party, threatened to revoke, or alleging the violation of, such Environmental Permits; and (C) none of the Credit Parties or any Property Subsidiary have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any such properties, in each case, except to the extent the nonobtainment or loss of an Environmental Permit could not reasonably be expected to have a Material Adverse Effect;
(v)    neither the Real Property currently leased or owned by Borrower nor any of its Subsidiaries, nor, to the knowledge of any Credit Party, (x) any predecessor of any Credit Party or any Property Subsidiary, nor (y) any of Credit Parties’ or any Property Subsidiaries’ Real Property owned or leased in the past, nor (z) any owner of Real Property leased or operated by Borrower or any of its Subsidiaries, are subject to any outstanding written order or contract, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation of which a Credit Party or any Property Subsidiary has been given notice respecting (A) Environmental Laws, (B) Remedial Action, (C) any Environmental Claim; or (D) the Release or threatened Release of any Hazardous Material, in each case, except to the extent such written order, contract or investigation could not reasonably be expected to have a Material Adverse Effect;
(vi)    none of the Credit Parties or Property Subsidiaries are subject to any pending legal proceeding alleging the violation of any Environmental Law nor, to the knowledge of each Credit Party, are any such proceedings threatened, in either case, except to the extent any such proceedings could not reasonably be expected to have a Material Adverse Effect;
(vii)    neither the Borrower nor any of its Subsidiaries nor, to the knowledge of each Credit Party, any predecessor of any Credit Party or any Property Subsidiary, nor to the knowledge of each Credit Party, any owner of Real Property leased by Borrower or any of its Subsidiaries, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment, in each case, except to the extent such Release of Hazardous Material could not reasonably be expected to have a Material Adverse Effect;
(viii)    none of the operations of the Borrower or any of its Subsidiaries or, to the knowledge of each Credit Party, of any owner of premises currently leased by Borrower or any of its Subsidiaries or of any tenant of premises currently leased from Borrower or any of its Subsidiaries, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in violation of Environmental Laws, except to the extent the same could not reasonably be expected to have a Material Adverse Effect; and
(ix)    to the knowledge of the Credit Parties, there is not now, nor has there been in the past (except, in all cases, to the extent the existence thereof could not reasonably be expected to have a Material Adverse Effect), on, in or under any Real Property leased or owned by Borrower or any of its Subsidiaries, or any of their predecessors (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (B) any friable asbestos-containing materials; (C) any polychlorinated biphenyls; or (D) any radioactive substances other than naturally occurring radioactive material.
SECTION 3.08 Compliance with Laws and Agreements . Each of the Credit Parties and each Property Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default with respect to such laws, regulations and orders of any Governmental Authority has occurred and is continuing. To the knowledge of the Credit Parties, the Credit Parties and their Subsidiaries and their respective officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Credit Parties, any Subsidiary or, to the knowledge of any Credit Party, any of their respective directors, officers or employees is a Sanctioned Person. No Loan, use of the proceeds of any Loan or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Credit Parties and their Subsidiaries are in compliance in all material respects with the Patriot Act.
SECTION 3.09 Investment and Holding Company Status; EEA Financial Institutions. Neither any of the Credit Parties nor any of the Borrower’s Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935. No Credit Party is an EEA Financial Institution.
SECTION 3.10 Taxes . Each Credit Party and each of the Borrower’s Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11 ERISA . No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The Borrower does not have any Plans as of the date hereof. As to any future Plan the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of all such underfunded Plans.
SECTION 3.12 Disclosure. The Borrower has disclosed or made available to the Lenders all agreements, instruments and corporate or other restrictions to which it, any other Credit Party, or any of its Subsidiaries is subject, and all other matters known to it, that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
SECTION 3.13 Insurance. Borrower has provided to Administrative Agent an insurance schedule which accurately sets forth, in all material respects, as of the Effective Date all insurance policies and programs currently in effect with respect to the assets and business of Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof and (v) the expiration date thereof. Such insurance policies and programs (or such other similar policies as are permitted pursuant to Section 5.06) are currently in full force and effect, and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective assets of the Borrower and its Subsidiaries.
SECTION 3.14 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock.
SECTION 3.15 Subsidiaries; REIT Qualification. As of the Effective Date, the Parent has only the Subsidiaries listed on Schedule 3.15 attached hereto. Education Realty OP GP, Inc. and Education Realty OP Limited Partnership Trust each qualify as a “qualified REIT subsidiary” under Section 856 of the Code.
SECTION 3.16 OFAC; Anti-Money Laundering. None of the Borrower, any of the other

Credit Parties, any of the other Subsidiaries, or any other Affiliate of the Borrower (i) is (or will be) a Sanctioned Person, (ii) is (or will be) located, organized or resident in a Designated Jurisdiction, (iii) to the best of the Borrower’s knowledge, is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions, or (iv) has violated any Anti-Money Laundering Law in any material respect. Each of the Credit Parties and its Subsidiaries, and to the knowledge of the Credit Parties, each director, officer, employee, agent and Affiliate of the Credit Parties and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Credit Parties have implemented and maintain in effect policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws and applicable Sanctions.
ARTICLE IV

Conditions
SECTION 4.01 Effective Date. The obligations of the Lenders to make or maintain Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each Credit Party either (i) a counterpart of this Agreement and all other Loan Documents to which it is party signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of each such Loan Document other than the Notes) that such party has signed a counterpart of the Loan Documents, together with copies of all Loan Documents.
(b)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement (including each Credit Party's compliance with Section 9.14 and other customary “know your customer” requirements) or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(c)    The Administrative Agent shall have received a Compliance Certificate, dated the date of this Agreement and signed by a Financial Officer of EDR, in form and substance satisfactory to the Administrative Agent.
(d)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(e)    The Administrative Agent shall have received copies of all other Loan Documents, and such other due diligence information as the Administrative Agent may require for each Acceptable Unencumbered Property included in the Unencumbered Pool as of the Effective Date.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of each Credit Party set forth in this Agreement or in any other Loan Document shall be true and correct on and as of the date of such Borrowing.
(b)    At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.
(c)    With respect to any requested Borrowings, the Borrower shall have complied with Section 2.02.
(d)    The Administrative Agent shall have received a Compliance Certificate signed by a Financial Officer of EDR for the most recent completed quarter, adjusted to reflect any new Indebtedness incurred, the sale of any Real Property or the addition or removal of any Real Property from the Unencumbered Pool since such quarter end.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.
ARTICLE V

Affirmative Covenants
Until the Commitments have expired or been terminated and all Obligations shall have been paid in full or unless the Required Lenders shall have otherwise consented pursuant to Section 9.02, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01 Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)    within 90 days after the end of each fiscal year of the Parent, the Parent’s audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, the Parent’s consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) a property report with a list of all Real Property acquired by the Borrower or any of its Subsidiaries since the last quarterly property report and summary operating information for each property, including the Net Operating Income of each property;
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of EDR (the “Compliance Certificate”) in the form of Exhibit B attached hereto;
(d)    promptly after the same become publicly available for Forms 10-K and 10-Q described below, and upon written request for items other than Forms 10-K and 10-Q described below, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any Subsidiary with the Securities and Exchange Commission (including registration statements and reports on Form 10-K, 10-Q and 8-K (or their equivalents)), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent or the Borrower to its shareholders generally, as the case may be;
(e)    within thirty (30) days after the beginning of each fiscal year, a current consolidated operating budget of the Parent which includes the Borrower and its Subsidiaries (based on the Parent’s good faith estimates and projections) for that fiscal year, including projected sources and uses of funds (including dividend and debt payments); and
(f)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.
SECTION 5.02 Financial Tests. The Borrower shall have and maintain, on a consolidated basis in accordance with GAAP, tested as of the close of each fiscal quarter:
(a)    a Total Leverage Ratio no greater than sixty percent (60%) at all times; provided that, if the Total Leverage Ratio is greater than 60%, then the Borrower shall be deemed to be in compliance with this Section 5.02(a) so long as (i) the Borrower completed a Material Acquisition during the fiscal quarter in which the Total Leverage Ratio first exceeded 60% and the Borrower notified the Administrative Agent of such Material Acquisition promptly thereafter and no later than the end of the fiscal quarter during which such Material Acquisition occurred, (ii) the Total Leverage Ratio does not exceed 60% for a period of more than four (4) consecutive fiscal quarters commencing with the fiscal quarter in which such Material Acquisition was completed, and (iii) the Total Leverage Ratio is not greater than sixty five percent (65%) at any time;
(b)    a Fixed Charge Coverage Ratio of not less than 1.50:1.00 at all times;
(c)    ~~a Tangible Net Worth of at least $896,000,000.00, plus seventy-five percent (75%) of the net proceeds (gross proceeds less reasonable and customary costs of sale and issuance paid to Persons not Affiliates of any Credit Party) received by the Borrower or the Parent at any time after November 19, 2014 from the issuance of stock (whether common, preferred or otherwise) of the Parent or the Borrower after the date of this Agreement, at all times;~~RESERVED;
(d)    a Total Secured Debt Ratio of no greater than forty percent (40%) at all times;
(e)    a Total Net Unsecured Debt to Unencumbered Asset Value Ratio of no greater than sixty percent (60%) at all times; ~~and~~ provided that, if such ratio is greater than 60%, then the Borrower shall be deemed to be in compliance with this Section 5.02(e) so long as (i) the Borrower completed a Material Acquisition during the fiscal quarter in which such ratio first exceeded 60% and the Borrower notified the Administrative Agent of such Material Acquisition promptly thereafter and no later than the end of the fiscal quarter during which such Material Acquisition occurred, (ii) such ratio does not exceed 60% for a period of more than four (4) consecutive fiscal quarters commencing with the fiscal quarter in which such Material Acquisition was completed, and (iii) such ratio is not greater than sixty five percent (65%) at any time; and
(f)    an Unsecured Interest Coverage Ratio of not less than ~~1.75~~1.60:1.00 at all times.
SECTION 5.03 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender written notice of the following promptly after it becomes aware of same (unless specific time is set forth below):
(a)    the occurrence of any Default;
(b)    within five (5) Business Days after the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    within five (5) Business Days after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000.00; and
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of EDR setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.04 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. Each Property Subsidiary must at all times be a Subsidiary of Borrower.
SECTION 5.05 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.06 Maintenance of Properties; Insurance.
(a)    The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Legal Requirements. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.
(b)    The Borrower will pay and discharge all taxes, assessments, maintenance charges, permit fees, impact fees, development fees, capital repair charges, utility reservations and standby fees and all other similar impositions of every kind and character charged, levied, assessed or imposed against any interest in any of the Real Property in the Unencumbered Pool, as they become payable and before they become delinquent. The Borrower shall furnish receipts evidencing proof of such payment to the Administrative Agent promptly after payment and before delinquency.
SECTION 5.07 Books and Records; Inspection Rights.
(a)    The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.
(b)    The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to rights of tenants, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
SECTION 5.08 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.09 Use of Proceeds.
. The proceeds of the Loans will be used for acquisition, development and enhancement of Real Property, debt refinancing, capital improvements and working capital. No part of the proceeds of any Loan will be used, whether directly or indirectly, for financing, funding or completing the hostile acquisition of publicly traded Persons or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.
SECTION 5.10 Fiscal Year. Borrower shall maintain as its fiscal year the twelve (12)-month period ending on December 31 of each year.
SECTION 5.11 Environmental Matters.
(a)    Borrower shall comply and shall cause each of its Subsidiaries and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.
(b)    If the Administrative Agent or the Required Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law related to any Real Property owned or leased by Borrower or any of its Subsidiaries, or Real Property adjacent to such Real Property, which could reasonably be expected to have a Material Adverse Effect, then Borrower agrees, upon request from the Administrative Agent (which request may be delivered at the option of Administrative Agent or at the direction of Required Lenders), to provide the Administrative Agent, at the Borrower’s expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or the Required Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and the Required Lenders that any Credit Party, or Property Subsidiary or Real Property owned or leased by them is in material compliance with all applicable Environmental Laws.
(c)    Borrower shall, and shall cause each of its Subsidiaries to, take such Remedial Action or other action as required by Environmental Law or any Governmental Authority.
(d)    If the Borrower fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any action described in this Section, the Administrative Agent may, after notice to the Borrower, with the consent of the Required Lenders, make advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by the Administrative Agent (including reasonable counsel and consultant and investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will become due and payable from the Borrower ten (10) Business Days after demand, and shall bear interest at the rate for past due interest provided in Section 2.12(c) from the date any such sums are so advanced or paid by the Administrative Agent until the date any such sums are repaid by the Borrower. Promptly upon request, the Borrower will execute and deliver such instruments as the Administrative Agent may deem reasonably necessary to permit the Administrative Agent to take any such action, and as the Administrative Agent may require to secure all sums so advanced or paid by the Administrative Agent.
SECTION 5.12 Unencumbered Pool. As of the Effective Date, the Unencumbered Pool consists solely of those Acceptable Unencumbered Properties listed on Schedule 5.12, with those Acceptable Unencumbered Properties which are either an Eligible Off Campus Ground Lease or an Eligible Property Lease being so designated thereon (the “Unencumbered Pool”).
SECTION 5.13 Additions to Unencumbered Pool. Provided that no Default then exists, the Borrower may add Real Property to the Unencumbered Pool, subject to the following:
(a)    The Borrower has provided the Administrative Agent with a written notice that such Real Property is added in the Unencumbered Pool, together with a certification that the Real Property to be added to the Unencumbered Pool satisfies each of the requirements set forth in the definition of “Acceptable Unencumbered Property”.
(b)    If the Borrower requests inclusion of assets in the Unencumbered Pool that do not meet the requirements of this Section, then such assets may only be included in the Unencumbered Pool upon the prior written approval of the Administrative Agent and the Majority Lenders.
SECTION 5.14 Removal of Real Property from Unencumbered Pool. Provided that no Default then exists, the Borrower may remove Real Property from the Unencumbered Pool provided that the Borrower will be in compliance with the terms of this Agreement, including, without limitation Section 5.02 hereof, after giving effect to the removal of any Real Property from the Unencumbered Pool.
SECTION 5.15 Further Assurances. At any time upon the request of the Administrative Agent, Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and perform such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement.
SECTION 5.16 [Reserved]
SECTION 5.17 Parent Covenants. The Parent will:
(a)    maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange;

(b)    own, directly or indirectly, all of the general partner interests in EDR and at least fifty-one percent (51%) of (i) the shares of beneficial interest of EDR, and (ii) each class of security issued by EDR with the power to select the general partner of EDR;
(c)    maintain management and control of EDR;
(d)    conduct substantially all of its operations through EDR and one or more of EDR’s Subsidiaries;
(e)    comply with all Legal Requirements to maintain, and will at all times elect, qualify as and maintain, its status as a real estate investment trust under Section 856(c)(i) of the Code; and
(f)    promptly contribute to EDR the net proceeds of any stock sales or debt offerings.
SECTION 5.18 OFAC.
(a)    Each Credit Party will comply in all material respects with all Anti-Corruption Laws and applicable Sanctions.
(b)    The Borrower shall not request any Loan, or use the proceeds of any Loan, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws (ii) in any Sanctioned Country, (iii) for the purpose of knowingly funding or financing any Sanctioned Person, or (iv) in any transaction that would result in the violation of any Sanctions by the Borrower or any Subsidiary.
ARTICLE VI

Negative Covenants
Until the Commitments have expired or terminated and all Obligations have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01 Sale/Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into a sale/leaseback, or similar transaction, for any of its Real Property other than PILOT or similar transactions (including transactions related to the Borrower’s University of Kentucky Campus Housing Revitalization Plan and other developments under the Borrower’s ONE Plan). Notwithstanding the foregoing, the Borrower and any Subsidiary are permitted to enter into Eligible Off Campus Ground Leases, Eligible Property Leases, and other ground leases and property leases, provided, however, that such other ground leases and property leases will not be considered Acceptable Unencumbered Properties.

SECTION 6.02 Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it which is included in the Unencumbered Pool or by a Property Subsidiary, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Permitted Encumbrances; and
(b)    any Lien on any property or asset of the Borrower or a Property Subsidiary existing on the date hereof and set forth in Schedule 6.02 and any non-recourse Indebtedness of Borrower or Guarantor secured by a Lien on an asset which is not in the Unencumbered Pool; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations (whether present or future) set forth in the governing loan documents, as of the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.
SECTION 6.03 Fundamental Changes . The Borrower will not, and will not permit any Subsidiary to:
(a)    merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower or all or substantially all of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into, or consolidate with, Parent or Borrower in a transaction in which Parent or Borrower is the surviving entity, (ii) any Person not a Credit Party or a Property Subsidiary may merge into, or consolidate with, any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary not a Credit Party or a Property Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Parent, Borrower or to another Subsidiary, (iv) any Subsidiary not a Credit Party or a Property Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) any Subsidiary which is a Credit Party or a Property Subsidiary may merge into (or consolidate with) or liquidate or dissolve into, Parent, Borrower or any other Subsidiary which is a Credit Party or a Property Subsidiary, and (vi) any Subsidiary which is a Credit Party or a Property Subsidiary may sell, transfer, lease or otherwise dispose of its assets to Borrower or to any other Credit Party or a Property Subsidiary; provided that any such merger involving a Person that is not a wholly owned (directly or indirectly) Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.
(b)    sell, transfer, lease or otherwise dispose of any of its assets to a Person other than pursuant to clause (a) above if (i) the Value of the assets disposed of in any twelve (12) month period exceeds twenty-five percent (25%) of the Value of the Borrower’s and its Subsidiaries’ Real Property other than Assets Under Development or undeveloped land, before giving effect to such dispositions, or (ii) the assets disposed of in any twelve (12) month period contributed or made up more than twenty-five percent (25%) of the Borrower’s Net Operating Income for such twelve (12) month period.
(c)    engage to any material extent in any business other than the ownership, development, operation and management of collegiate housing communities and businesses reasonably related thereto, except as allowed by Section 6.04(e).
SECTION 6.04 Investments, Loans, Advances and Acquisitions . The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a)    Permitted Investments;
(b)    Real Property operated as collegiate housing communities;
(c)    investments in Unconsolidated Affiliates;
(d)    undeveloped land;
(e)    investments not related to the ownership, development, operation and management of collegiate housing communities;
(f)    investments in notes secured by Real Property not to exceed fifteen percent (15%) of Total Asset Value;
(g)    Assets Under Development; and
(h)    mergers, consolidations and other transactions permitted under Section 6.03, so long as same do not cause the Borrower to be in violation of any provision of this Section 6.04.
In addition to the foregoing, the aggregate value of the investments described in clauses (c), (d), (e), (f) and (g), above shall not exceed thirty five percent (~~30~~35%) of Total Asset Value after giving effect to such investments. The failure to comply with the provisions of this paragraph shall not constitute a Default or an Event of Default, but shall instead result in a reduction of Total Asset Value by the incremental amounts in excess of such maximum amounts. The investments described above may be purchased or acquired, directly or indirectly, through partnerships, joint ventures, or otherwise. The calculations in this Section will be made without duplication if an investment is within more than one category described in this Section.
SECTION 6.05 Hedging Agreements . The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.
SECTION 6.06 Restricted Payments ~~. The~~. Provided that no Event of Default is in existence at such time, the Borrower, the Parent, and their Subsidiaries may declare or make any Restricted Payments to their respective equityholders. At any time when an Event of Default is in existence or would result therefrom, the Borrower and the Parent will not, and will not permit any of ~~its~~their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar quarter, any Restricted Payment, except that any of the following Restricted Payments are permitted: (a) Restricted Payments by the Parent required to comply with Section 5.17(e); ~~or (b) dividends or distributions declared and paid ratably by Subsidiaries to Borrower with respect to their capital stock or equity interest.Notwithstanding the foregoing, provided no Event of Default is in existence, the amount of Restricted Payments may be increased as long as the increased Restricted Payment~~(b) the Borrower and the Parent may make Restricted Payments in an aggregate amount for any calendar quarter such that the amount of any such Restricted Payments, when added to all Restricted Payments made during the 3 immediately preceding calendar quarters, does not exceed 95% of Funds From Operations for the applicable period; and (c) dividends or distributions declared and paid ratably by Subsidiaries to Borrower with respect to their capital stock or equity interest; provided that, at any time (x) while an Event of Default under ARTICLE VII(g), (h), or (i) shall have occurred and be continuing or (y) after the Obligations have been accelerated pursuant to the last paragraph of ARTICLE VII, neither the Borrower nor the Parent shall make any Restricted Payments in cash.
SECTION 6.07 Transactions with Affiliates . The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.06, and (d) as permitted by Section 6.03.
SECTION 6.08 Parent Negative Covenants . The Parent will not (a) own any Property other than the ownership interests of EDR and other assets with no more than $10,000,000.00 in value; (b) give or allow any Lien on the ownership interests of EDR; (c) create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Indebtedness if the aggregate of such Indebtedness and the Indebtedness of the Borrower would violate Section 5.02 if such aggregate Indebtedness is treated as the Borrower's Indebtedness or (d) engage to any material extent in any business other than the ownership, development, operation and management of collegiate housing communities. For the avoidance of doubt, the Guaranty provided by Guarantor hereunder shall not be deemed or construed to violate the provisions of this Section 6.08.
SECTION 6.09 Restrictive Agreements . The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof. Notwithstanding anything herein to the contrary, the provisions of this Agreement (including, without limitation under this Section 6.09) shall not prohibit the use by Borrower, Guarantor, or any Subsidiary (including Property Subsidiary) of Acceptable Unencumbered Properties as a borrowing base for other Unsecured Debt.
SECTION 6.10 Indebtedness . Neither the Parent, the Borrower, nor any Property Subsidiary (at such time as it owns an Acceptable Unencumbered Property in the Unencumbered Pool) shall, without the prior written consent of the Required Lenders, create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness on a recourse basis, except: (a) Indebtedness of the Parent or the Borrower under this Agreement, any Bond Facility or the Term Facility; (b) Indebtedness of the Parent, the Borrower or a Subsidiary (other than a Property Subsidiary at such time as it owns an Acceptable Unencumbered Property in the Unencumbered Pool) which does not violate the provisions of Section 5.02; (c) with respect to the Parent, the Borrower or a Subsidiary (other than a Property Subsidiary at such time as it owns an Acceptable Unencumbered Property in the Unencumbered Pool), other Indebtedness solely to the extent that the creation, incurrence or assumption thereof would not result in a Default under the terms of this Agreement; and (d) with respect to the Borrower, the Parent or a Subsidiary (other than a Property Subsidiary at such time as it owns an Acceptable Unencumbered Property in the Unencumbered Pool), Indebtedness whose recourse is solely for so-called “bad-boy” acts, including without limitation, (i) failure to account for a tenant’s security deposits, if any, for rent or any other payment collected by a borrower from a tenant under the lease, all in accordance with the provisions of any applicable loan documents, (ii) fraud or a material misrepresentation made by Borrower or any Guarantor, or the holders of beneficial or ownership interests in Borrower or any Guarantor, in connection with the financing evidenced by the applicable loan documents; (iii) any attempt by Borrower or any Guarantor to divert or otherwise cause to be diverted any amounts payable to the applicable lender in accordance with the applicable loan documents; (iv) the misappropriation or misapplication of any insurance proceeds or condemnation awards relating to any Real Property; (v) voluntary or involuntary bankruptcy by Borrower or any Guarantor; and (vi) any environmental matter(s) affecting any Real Property which is introduced or caused by Borrower or any Guarantor or any holder of a beneficial or ownership interest in Borrower or any Guarantor.
SECTION 6.11 Sanctions. No Credit Party shall directly, or knowingly indirectly, permit the proceeds of any Loan or Letter of Credit: (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Sanctioned Person or any Person located, organized, formed, incorporated or residing in any Designated Jurisdiction or who is the subject of any Sanctions; (c) to be used in any other manner that will result in any material violation by any Person (including any Lender or Administrative Agent) of any Sanctions; or (d) to be used in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Credit Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of over three Business Days (such three Business Day period commencing after written notice from the Administrative Agent as to any such fee);
(c)    any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article V or VI other than Sections 5.04, 5.05, 5.06, 5.07(a), 5.08, and 5.11;
(e)    any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of over 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and if such default is not cureable within thirty (30) days and the Credit Party is diligently pursuing cure of same, the cure period may be extended for 30 days (for a total of 60 days after the original notice from the Administrative Agent) upon written request from the Borrower to the Administrative Agent; provided further that notwithstanding the foregoing, the Borrower shall only have a five (5) Business Day grace period (with no notice from the Administrative Agent required) with respect any failure to comply with Section 5.01;

(f)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any Subsidiary of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary of the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    any Credit Party or any Subsidiary of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(i)    any Credit Party or any Subsidiary of the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(j)    one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against any Credit Party, any Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;
(k)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $20,000,000;
(l)    the Guaranty of the Loan by the Guarantor shall for any reason terminate or cease to be in full force and effect;
(m)    any Credit Party or any Property Subsidiary shall default under any Material

Contract;
(n)    any Credit Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document; or
(o)    a Change in Control shall occur;
then, and in every such event (other than an event described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take some or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise any other rights or remedies provided under this Agreement (including Section 2.05(j)) or any other Loan Document, or any other right or remedy available by law or equity; and in case of any event described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE VIII
The Administrative Agent
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent agrees that, in fulfilling its duties hereunder, it will use the same standard of care it utilizes in servicing loans for its own account.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower, and may be removed by the Required Lenders in the event of the Administrative Agent’s gross negligence or willful misconduct. Upon any such resignation or removal, the Required Lenders shall have the right, with the approval of Borrower (provided no Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or is removed, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be (i) a Lender, or, if no Lender is willing to serve as the successor Administrative Agent, (ii) a bank with an office in New York, New York, or an Affiliate of any such bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent for its own behalf shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. The Administrative Agent shall cooperate with any successor Administrative Agent in fulfilling its duties hereunder.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
ARTICLE IX
Miscellaneous
SECTION 9.01 Notices . Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)    if to the Borrower, to it in care of EDR at 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Chief Financial Officer (Telephone No. (901) 259-2500 and Telecopy No. (901) 259-2594));
(b)    if to the Administrative Agent, to PNC Bank, National Association, 1600 Market Street, 31st Floor, Philadelphia, Pennsylvania 19103, Attention: Andrew White (Telephone No. (215) 585-6123 and Telecopy No. (215) 585-5806);
(c)    if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages of this Agreement, or as provided to Borrower in writing by the Administrative Agent or the Lender.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received (or if such day is not a Business Day, on the next Business Day); (ii) if given by mail (return receipt requested), on the earlier of receipt or three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.
Documents and notices required to be delivered to the Lenders pursuant to this Agreement may be delivered electronically and if so delivered, shall be deemed to have been delivered to the Lenders on the date on which such documents are delivered by Borrower to Administrative Agent, and, upon its receipt of such documents, Administrative Agent may post such documents on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent). Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Borrower hereby acknowledges that (a) Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Borrower and the other Credit Parties hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent, Borrower or their Affiliates, or the respective equity interests of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ equity interests. The Parent and Borrower hereby agree that (w) they shall use commercially reasonable efforts to (i) identify that portion of the Borrower Materials that may be distributed to Public Lenders and (ii) mark all Borrower Materials that are to be made available to Public Lenders clearly and conspicuously as “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent and Borrower shall be deemed to have authorized Administrative Agent, Lead Arrangers, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent or Borrower or their equity interests for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its equity interests for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to Borrower, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) resulting therefrom. Similarly, each Lender acknowledges that the Credit Parties do not control the posting to, or operation of, the Platform. Accordingly, the obligations of the Parent and Borrower under this Section 9.01 are solely to use commercially reasonable efforts to identify and properly mark materials as “PUBLIC” where applicable, as set forth above.
SECTION 9.02 Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders”, “Majority Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release any Credit Party from its obligations under the Loan Documents without the written consent of each Lender, or (vii) subordinate the Loans without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Notwithstanding anything to the contrary contained herein, (i) any term of this Agreement or of any other Loan Document relating solely to the rights and obligations of the Tranche A Lenders, and not any of the Tranche B Lenders, may be amended, and the performance or observance by Borrower or any other Credit Party of any such term may be waived with, and only with, the written consent of the Tranche A Required Lenders, and (ii) any term of this Agreement or of any other Loan Document relating solely to the rights and obligations of the Tranche B Lenders, and not any of the Tranche A Lenders, may be amended, and the performance or observance by Borrower or any other Credit Party of any such term may be waived with, and only with, the written consent of the Tranche B Required Lenders; provided in any event, any such amendments shall not effect or change any term or obligation with respect to the Credit Parties except with their prior written consent.
(c)    Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(d)    Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; and (2) the Required Lenders may consent to allow Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding. Administrative Agent may, after consultation with the Borrower, agree to the modification of any term of this Credit Agreement or any other Loan Document to correct any printing, stenographic or clerical errors or omissions that are inconsistent with the terms hereof.
(e)    If Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by Administrative Agent, as the case may be, such Lender shall be deemed to have given its consent to the request.
(f)    Notwithstanding anything to the contrary in this Section, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not materially adversely affect the interests of the Lenders. Any such amendment shall become effective without any further action or consent of any other party to this Agreement. The Administrative Agent shall provide a copy of each such amendment to the Lenders promptly after execution thereof.
SECTION 9.03 Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any waivers, workout, restructuring or negotiations in respect of such Loans.
(b)    The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a court of law in a final non-appealable judgment.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)    All amounts due under this Section shall be payable not later than ten days after written demand therefor.
SECTION 9.04 Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee; and
(B) the Administrative Agent.
Provided, no consent of the Borrower, Administrative Agent shall be required in connection with any assignment to an entity acquiring, or merging with, a Lender.
(ii) Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000.00 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Default has occurred and is continuing and such consent shall not be unreasonably withheld;
(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00; ~~and~~
(D) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any Credit Party or any Defaulting Lender; and
(E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, except in the case of a Participant asserting any right of set-off pursuant to Section 9.08, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person (other than Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or except, upon request of Borrower, the Lender shall provide to Borrower the identity of such participant and the amount of its participation. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    The parties hereby agree that any Joint Lead Arranger may, without notice to the Borrower or other parties to this Agreement, assign its rights and obligations under this Agreement as a Joint Lead Arranger to any other registered broker-dealer wholly-owned by the parent company of such Joint Lead Arranger to which all or substantially all of such parent company’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.
SECTION 9.05 Survival . All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, or the termination of this Agreement or any provision hereof.
SECTION 9.06 Counterparts; Integration; Effectiveness; Joint and Several.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b)    This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
(c)    Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
(d)    The obligations of Borrower hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Obligations, for any reason related to this Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Borrower or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Borrower to subrogation.
(e)    The obligations of Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.
(f)    The Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of Borrower or otherwise (including pursuant to any settlement entered by a holder of Obligations in its discretion.
SECTION 9.07 Severability . Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08 Right of Setoff . If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Pittsburgh, Pennsylvania and in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10 WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12 Confidentiality . Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower ~~or (h~~, (h) information pertaining to this Agreement routinely provided by arrangers to data service providers including league table providers that serve the lending industry or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower, or (i) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or similar authority having jurisdiction over it. For the purposes of this Section, “Information” means all information received from any Credit Party relating to the Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13 Interest Rate Limitation . If at any time there exists a maximum rate of interest which may be contracted for, charged, taken, received or reserved by the Lenders in accordance with applicable law (the “Maximum Rate”), then notwithstanding anything herein to the contrary, at any time the interest applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed such Maximum Rate, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not payable as result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lenders in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lenders. If, for any reason whatsoever, the Charges paid or received on the Loans produces a rate which exceeds the Maximum Rate, the Lenders shall credit against the principal of the Loans

(or, if such indebtedness shall have been paid in full, shall refund to the payor of such Charges) such portion of said Charges as shall be necessary to cause the interest paid on the Loans to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holders of the Loans for the use, forbearance or detention of the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Agreement, so that the interest rate is uniform throughout the full term of this Agreement. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between the parties hereto. Without notice to the Borrower or any other person or entity, the Maximum Rate, if any, shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.
SECTION 9.14 USA PATRIOT Act . Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act. Each Credit Party will provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.
SECTION 9.15 ~~Acknowledgment~~Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By: EDUCATION REALTY OP GP, INC., a Delaware corporation, its General Partner

By: _______________________
Name: J. Drew Koester
Title: Senior Vice President
      Capital Markets

The Parent joins in the execution of this Agreement to evidence its agreement to the provisions of Sections 5.01, 5.17, 6.06 and 6.08 of this Agreement.
EDUCATION REALTY TRUST, INC.

By:    ___________________________

Name: J. Drew Koester

Title:	Senior Vice President

Capital Markets

Signature page to Credit Agreement with Education Realty Operating Partnership, LP

PNC BANK, NATIONAL ASSOCIATION,
individually and as Administrative Agent,

By:
Name: Andrew White
Senior Vice President

Signature page to Credit Agreement with Education Realty Operating Partnership, LP

REGIONS BANK

By:
Name:    T. Barrett Vawter

Title:	Vice President Real Estate Corporate Banking

Address:
1900 5th Avenue North, 15th Floor
Birmingham, Alabama 35203
Attention: Terri Crowe
Telephone No.: (205) 581-7614
Telecopy No.: (205) 264-5456

Signature page to Credit Agreement with Education Realty Operating Partnership, LP

U.S. BANK NATIONAL ASSOCIATION

By:
Name:    Lori Y. Jensen
Title:    Senior Vice President

Address:
1100 Abernathy Rd NE
Bldg # 500, Suite # 1250
Atlanta, Georgia 30328
Attention:    Lori Y. Jensen
Telephone No.: 770-512-3118
Telecopy No.: 770-512-3130

Signature page to Credit Agreement with Education Realty Operating Partnership, LP

KEYBANK NATIONAL ASSOCIATION

By:
Name:    Jessica Lauerhass
Title:    Assistant Vice President

Address:
225 Franklin 18th FL
Boston, MA 02110
Attention:    Gregory W. Lane
Telephone No.: 617-385-6212
Telecopy No.: 617-385-6292

SCHEDULE 2.01

LENDER	AGGREGATE TERM LOANS	APPLICABLE PERCENTAGE	TRANCHE A LOANS	TRANCHE A APPLICABLE PERCENTAGE	TRANCHE B LOANS	TRANCHE B APPLICABLE PERCENTAGE
PNC BANK, NATIONAL ASSOCIATION	$90,000,000	48.0000000000%	$60,000,000	48.9795918400%	$30,000,000	46.1538461500%
REGIONS BANK	$40,000,000	21.3333333300%	$40,000,000	32.6530612200%	N/A	N/A
U.S. BANK	$45,000,000	24.0000000000%	$15,000,000	12.2448979600%	$30,000,000	46.1538461500%
KEYBANK	$12,500,000	6.6666666670%	$7,500,000	6.1224489800%	$5,000,000	7.6923076920%
TOTAL	$187,500,000	100.0000000000%	$122,500,000	100.0000000000%	$65,000,000	100.0000000000%

Schedule 2.01 - 1

SCHEDULE 3.05(F)
EARTHQUAKE OR SEISMIC AREA

FLOOD HAZARD AREA

Campus Village
1151 E Michigan Avenue
East Lansing, MI 48823

109 Tower
737 SW 109th Avenue
Miami, FL 33174

The Province
504 Boxelder Way
Greenville, NC 27858

SkyVue Apartments
3165 E Michigan Avenue
Lansing, MI 48912

~~1.    Earthquake or Seismic Area –~~
EARTHQUAKE OR SEISMIC AREA

The Berk
2315 College ~~Ave~~Avenue
Berkeley, California 94704

University Village Towers
3500 Iowa Avenue
Riverside, CA 92507

3949 Lindell Apartments
3949 Lindell Blvd
St. Louis, MO 63108

The Reserve at Saluki Pointe
500 Saluki Blvd
Carbondale, IL 62902

Retreat at Corvallis
700 Chickadee Street
Corvallis, OR 97333

SCHEDULE 3.05(F) – 1

SCHEDULE 3.07
LITIGATION

None

~~NONE~~
~~.~~

SCHEDULE 3.07 – 1

SCHEDULE 3.15
LIST OF SUBSIDIARIES

109 Tower FL LLC	~~109 Tower FL LLC~~EDR Stillwater Limited Partnership
28th and Aurora at Boulder LLC	~~28th and Aurora at Boulder LLC~~EDR Stillwater, Inc.
319 Bragg Student Housing Auburn AL LLC	EDR Stillwater, LLC
1313 5th Street MN Holdings LLC	~~1313 5th Street MN Holdings~~EDR Storrs LLC
1313 5th Street MN Owner LLC	~~1313 5th Street MN Owner~~EDR Storrs II LLC
3949 Lindell, LLC	~~3949 Lindell~~EDR Storrs IC LLC
~~Anderson Road Lafayette LLC~~
Anderson Road Oxford LLC	~~Anderson Road Oxford~~EDR Syracuse Campus West LLC
~~Armory Illinois LLC~~
Blacksburg VA Housing LLC	~~Blacksburg VA Housing~~EDR Syracuse, LLC
~~Cape Place (DE), LLC (Inactive)~~
Carriage House Ft. Collins CO LLC	~~Carriage House Ft Collins CO~~EDR Tallahassee I, LLC
Carrollton Place, LLC	~~Carrollton Place,~~EDR Technology LLC
CD/Park 7 Pittsburgh Owner LLC	EDR Tuscaloosa LLC
Centre Lubbock TX LLC	~~Centre Lubbock TX LLC~~Education Realty OP GP, Inc.
Chapel Hill Durham NC GP LLC	Education Realty OP Limited Partner Trust
Chapel Hill Durham NC LP	~~Chapel Hill Durham NC~~Education Realty Operating Partnership, LP
~~Chapel Hill Durham NC GP LLC~~
Chapel Hill Investor LLC	~~Chapel Hill Investor LLC~~Education Realty Trust, Inc.
Commons on Bridge TN Limited Partnership	~~Commons on Bridge TN Limited Partnership~~Elizabeth Street CO Manager LLC
Commons on Bridge TN LLC	~~Commons on Bridge TN~~Elizabeth Street CO Owner LLC
Core Campus Madison LLC	~~Core Campus Madison~~Empire Pitt PA Member LLC
Core Campus Tucson II LLC	~~Core Campus Tucson II~~Fifth Street MN LLC
Core Minneapolis LLC	~~Core Minneapolis~~GM Westberry LLC
Corvallis OR Student Housing Owner LLC	~~Corvallis OR~~Hawaii Student Housing ~~Owner~~Manager LLC
Cottages W. Lafayette IN LLC	~~Cottages W. Lafayette IN~~Honolulu Student Housing One LLC
CV East Lansing MI LLC	~~CV East Lansing MI~~HUB Manager Madison WI LLC
District on Apache Tempe AZ LLC	HUB Owner Madison WI LLC
District on 5th Tucson AZ LLC	~~District on 5th Tucson AZ~~Irish Row at Vaness LLC
~~District on Apache Tempe AZ LLC~~
East Edge Tuscaloosa LLC	~~East Edge Tuscaloosa~~Land Developer LLC
~~EDR Athens I, LLC (Inactive)~~
~~EDR Austin, LLC~~
EDR Austin LLC	Lansing Properties I, LLC
EDR Berkeley LLC	~~EDR Berkeley~~Lansing Housing Manager LLC
EDR Berkeley LP	~~EDR Berkeley LP~~Lokal Fort Collins CO LLC
EDR Boise LLC	~~EDR Boise~~Plum Manager Ft. Collins CO LLC
~~EDR Carbondale LLC~~
EDR Carbondale, LLC	Plum Owner Ft. Collins CO LLC

Schedule 3.15 – 1

EDR Charlottesville LLC	~~EDR Charlottesville~~Pura Vida Ft. Collins CO LLC
EDR Charlottesville Jefferson LLC	~~EDR Charlottesville Jefferson~~Province Kent OH LLC
EDR Charlottesville Wertland LLC	~~EDR Charlottesville Wertland~~Province Boulder CO LLC
EDR College View MS LLC	Renaissance Knoxville TN Inc.
EDR Columbia Limited Partnership	~~EDR Columbia Limited Partnership~~Retreat at Blacksburg LLC
EDR Columbia, Inc.	~~EDR Columbia, Inc.~~Retreat at Louisville LLC
EDR Columbia, LLC	~~EDR Columbia,~~Retreat at State College LLC
EDR Development LLC	~~EDR Development~~River Place (DE), LLC
EDR Employment Resources, LLC	~~EDR Employment Resources,~~RoPo Phoenix AZ LLC
EDR Fund GP, Inc.	~~EDR Fund GP~~RH Blacksburg, ~~Inc.~~LLC
EDR Gainesville GP, LLC	~~EDR Gainesville GP,~~San Marcos Student Housing Manager LLC
EDR Gainesville Limited Partnership	~~EDR Gainesville Limited Partnership~~San Marcos TX Student Housing LLC
EDR Green Link, Inc.	~~EDR Green Link, Inc.~~Seventh Street Tempe AZ Manager LLC
EDR Greensboro, LLC	~~EDR Greensboro,~~Seventh Street Tempe AZ Owner LLC
EDR Investment Advisor Inc.	~~EDR Investment Advisor Inc.~~State College Housing LLC
EDR Investment Fund, LP	~~EDR Investment Fund, LP~~Stillwater Student Housing Manager LLC
EDR Knoxville Limited Partnership	~~EDR Knoxville Limited Partnership~~Stillwater Student Housing Owner LLC
EDR Knoxville, Inc.	~~EDR Knoxville, Inc.~~Storrs Lodges LLC
EDR Knoxville, LLC	~~EDR Knoxville,~~Storrs Lodges Manager LLC
EDR Lexington I LLC	~~EDR Lexington I~~Student Housing Manager Iowa LLC
EDR Lexington II LLC	~~EDR Lexington II~~Student Housing Owner Iowa LLC
EDR Lexington III LLC	~~EDR Lexington III~~Suites Lubbock TX LLC
EDR Lexington IV LLC	~~EDR Lexington IV LLC~~The Province Greenville NC LP
EDR Lexington V LLC	~~EDR Lexington V~~The Province Greenville NC GP LLC
EDR Lexington VI LLC	~~EDR Lexington VI~~Tyndall Manager Tucson AZ LLC
EDR Lexington VII LLC	~~EDR Lexington VII~~Tyndall Owner Tucson AZ LLC
EDR Lexington VIII LLC	~~EDR Lexington VIII~~Union Fletcher Tampa FL LLC
EDR Lexington IX LLC	~~EDR Lexington XI~~University Towers OP GP, LLC
EDR Limpar, LLC	~~EDR Limpar~~University Towers Operating Partnership, ~~LLC~~ LP
EDR Management Inc.	~~EDR Management Inc.~~University Towers Raleigh Services, LLC
~~EDR Manager, LLC (Inactive)~~
EDR Maplewood LLC	~~EDR Maplewood~~University Village - Greensboro, LLC
EDR Marquette LLC	~~EDR Marquette~~University Village Towers, LLC
EDR OP Development LLC	~~EDR OP Development LLC~~University Village Towers, LP
EDR Orlando Limited Partnership	~~EDR Orlando Limited Partnership~~Varsity Ann Arbor MI LLC (Inactive)
EDR Orlando, Inc.	~~EDR Orlando, Inc.~~Washington Ave MN Manager LLC
EDR Orlando, LLC	~~EDR Orlando~~Varsity at Ann Arbor, LLC
EDR Oxford, LLC	~~EDR Oxford,~~West Clayton GA LLC
EDR Phoenix, LLC	~~EDR Phoenix, LLC~~

Schedule 3.15 – 2

EDR Southside Commons PA LLC
EDR State College Limited Partnership	~~EDR State College Limited Partnership~~
EDR State College, Inc.	~~EDR State College, Inc.~~
EDR State College, LLC	~~EDR State College, LLC~~
~~EDR Stillwater Limited Partnership~~
~~EDR Stillwater, Inc.~~
~~EDR Stillwater, LLC~~
~~EDR Storrs IC LLC~~
~~EDR Storrs II LLC~~
~~EDR Storrs LLC~~
~~EDR Syracuse Campus West LLC~~
~~EDR Syracuse, LLC~~
~~EDR Tallahassee I, LLC~~
~~EDR Tallahassee Limited Partnership (Inactive)~~
~~EDR Tallahassee, Inc. (Inactive)~~
~~EDR Tallahassee, LLC (Inactive)~~
~~EDR Technology LLC~~
~~EDR Tuscaloosa LLC~~
~~Education Realty OP GP, Inc.~~
~~Education Realty OP Limited Partner Trust~~
~~Education Realty Operating Partnership, LP~~
~~Education Realty Trust, Inc.~~
~~Elizabeth Street CO Manager LLC~~
~~Elizabeth Street CO Owner LLC~~
~~Empire Pitt PA Member LLC~~
~~Fifth Street MN LLC~~
~~GM Westberry LLC~~
~~Hawaii Student Housing Manager LLC~~
~~HUB Manager Eugene OR LLC~~
~~HUB Manager Madison WI LLC~~
~~HUB Owner Madison WI LLC~~
~~Icon Columbia SC LLC~~
~~Irish Row at Vaness LLC~~
~~Land Developer LLC~~
~~Lansing Properties I, LLC~~
~~Lansing Housing Manager LLC~~
~~Lokal Fort Collins CO LLC~~
~~Louisville KY Housing Manager LLC~~
~~Louisville KY Housing Member LLC~~
~~Plum Manager Ft. Collins CO LLC~~
~~Plum Owner Ft. Collins CO LLC~~
~~Pura Vida Ft. Collins CO LLC~~
~~Province Kent OH LLC~~
~~Province Boulder CO LLC~~
~~Renaissance Knoxville TN Inc.~~
~~Retreat at Blacksburg LLC~~

Schedule 3.15 – 3

~~Retreat at State College, LLC~~
~~Retreat at Louisville, LLC~~
~~River Place (DE), LLC~~
~~RoPo Phoenix AZ LLC~~
~~RH Blacksburg, LLC~~
~~San Marcos Student Housing Manager LLC~~
~~San Marcos Student Housing Owner LLC (Inactive)~~
~~San Marcos TX Student Housing LLC~~
~~Seventh Street Tempe AZ Manager LLC~~
~~Seventh Street Tempe AZ Owner LLC~~
~~State College Housing LLC~~
~~Stillwater Student Housing Manager LLC~~
~~Stillwater Student Housing Owner LLC~~
~~Stinson at Norman LLC~~
~~Storrs Lodges LLC~~
~~Storrs Lodges Manager LLC~~
~~Suites Lubbock TX LLC~~
~~Terraces Illinois LLC~~
~~The Province Greenville NC GP LLC~~
~~The Province Greenville NC LP~~
~~Tyndall Manager Tucson AZ LLC~~
~~Tyndall Owner Tucson AZ LLC~~
~~University Towers OP GP, LLC~~
~~University Towers Operating Partnership, LP~~
~~University Towers Raleigh Services, LLC~~
~~University Village – Greensboro, LLC~~
~~University Village Towers, LLC~~
~~University Village Towers, LP~~
~~Varsity Ann Arbor Equity Partners, LLC (Inactive)~~
~~Varsity Ann Arbor MI LLC (Inactive)~~
~~Varsity at Ann Arbor, LLC~~
~~Washington Ave MN Manager LLC~~
~~West Clayton GA LLC~~

Schedule 3.15 – 4

SCHEDULE 5.12
UNENCUMBERED POOL

1.    ~~Players Club Tallahassee – Tallahassee, Leon County, FL~~
~~2.    The Varsity at Ann Arbor – Ann Arbor, Washtenaw County, Michigan~~
~~3.    River Pointe – Carrollton, Carroll County, GA4.~~     109 Tower – Miami, Miami-Dade County, FL
2. 2400 Nueces – Austin, Travis County, TX**
3. 319 Bragg – Auburn, Lee County, AL
4. 3949 Lindell – St. Louis, Saint Louis County, MO
5.     Campus Creek – Oxford, Lafayette County, MS
6.    ~~Grandmarc at the Corner – Charlottesville, Albemarle County, VA*~~
~~7.    Wertland Square – Charlottesville, Albemarle County, VA~~
~~8.    Jefferson Commons – Charlottesville, Albemarle County, VA~~
~~9.    Central Hall – Lexington, Fayette County, KY**~~
~~10.    The Lofts Orlando – Orlando, Orange County, FL11.~~     Campus Lodge – Gainesville, Alachua County, FL
~~12.    The District on Apache – Tempe, Maricopa County, AZ~~
~~13.    The District on 5th – Tucson, Pima County, AZ~~
~~14.~~ 7. Campus Village – East Lansing, Ingham County, MI*
~~15.    Province at Kent State – Kent, Portage County, OH~~
~~16.    The Province – Greenville, Pitt County, NC~~
~~17.    The Berk – Berkeley, Alameda County, CA~~
~~18.    University Village Tower – Riverside, Riverside County, CA~~
~~19.     The Retreat at State College – State College, Centre County, PA~~
~~20.    The Cottages on Lindberg – West Lafayette, Tippecanoe County, IN~~
~~21.    2400 Nueces – Austin, Travis County, TX~~
~~22.    3949 Lindell – St. Louis, Saint Louis City, MO~~
~~23.    University Village on Colvin~~8. Campus West – Syracuse, Onondaga County, NY**
9. Carriage House – Fort Collins, Larimer County, CO
~~24.~~ 10. Carrollton Crossing – Carrollton, Carroll County, GA
~~25.    The Reserve at Saluki Pointe – Carbondale, IL~~
~~26.    Campus West – Syracuse, Onondaga County, NY**~~
11. Central Hall – Lexington, Fayette County, KY**
12. Champions Court I – Lexington, Fayette County, KY**
13. Champions Court II – Lexington, Fayette County, KY**
14. Commons on Bridge – Knoxville, Knox County, TN
~~27.~~ 15. East Edge – Tuscaloosa, Tuscaloosa County, AL
~~28.     The Oaks on the Square – Phase I and II – Storrs, Tolland County, CT~~16. Grandmarc at the Corner – Charlottesville, Albemarle County, VA*
~~29.~~ 17. Grandmarc at Westberry Place – Fort Worth, Denton County, TX*
~~30.    Woodland Glen I and II – Lexington, Fayette County, KY**~~
~~31.     The Lotus – Boulder, Boulder County, CO~~
~~32.     Champions Court II – Lexington, Fayette County, KY**~~

SCHEDULE 5.12 – 1

~~33.    Haggin Hall I – Lexington, Fayette County, KY**~~18. Haggin Hall I – Lexington, Fayette County, KY**

19. Hub at Madison – Madison, Dane County, WI
20. Irish Row – South Bend, St. Joseph County, IN
21. Jefferson Commons – Charlottesville, Albemarle County, VA
22. Lewis Hall - Lexington, Fayette County, KY**
23. Limestone Park I & II – Lexington, Fayette County, KY**
24. Lokal – Fort Collins, Larimer County, CO
25. Province at Kent State – Kent, Portage County, OH
26. Pura Vida Place – Fort Collins, Larimer County, CO
27. Retreat at Blacksburg – Blacksburg, Montgomery County, VA
28. Retreat at Corvallis – Corvallis, Benton County, OR
29. Retreat at Louisville – Louisville, Jefferson County, KY
30. Retreat at Oxford – Oxford, Lafayette County, MS
31. River Pointe – Carrollton, Carroll County, GA
32. Roosevelt Point – Phoenix, Maricopa County, AZ
33. Sawtooth Hall – Boise, Ada County, ID**
34.     ~~Champions Court I – Lexington, Fayette County, KY~~SkyVue – Lansing, Ingham County, MI***

35.    ~~The Suites at Overton Park – Lubbock, Lubbock County, TX~~ The Berk – Berkeley, Alameda County, CA
36.     The Centre at Overton Park – Lubbock, Lubbock County, TX
37.    ~~The Oaks on the Square – Phase III – Storrs, Tolland County, CT~~ The Commons at Knoxville – Knoxville, Knox County, TN

38.    ~~The Commons at Knoxville – Knoxville, Knox County, TN~~
The Commons at Tallahassee – Tallahassee, Leon County, FL
39.    ~~Roosevelt Point – Phoenix, Maricopa County, AZ~~
The Cottages on Lindberg – West Lafayette, Tippecanoe County, IN
40.    ~~The Retreat at Louisville – Louisville, Jefferson County, KY~~
The District on 5th – Tucson, Pima County, AZ
41.    ~~Commons on Bridge – Knoxville, Knox County, TN~~ The District on Apache – Tempe, Maricopa County, AZ
42. The Local – San Marcos, Hays County, TX***
43. The Lofts Orlando – Orlando, Orange County, FL
44. The Lotus – Boulder, Boulder County, CO
45. The Oaks on the Square – Phase I and II – Storrs, Tolland County, CT
46. The Oaks on the Square – Phase III – Storrs, Tolland County, CT
47. The Oaks on the Square – Phase IV – Storrs, Tolland County, CT
48. The Pointe State College – State College, Centre County, PA
49. The Province – Greenville, Pitt County, NC
50. The Province at Kent State – Kent, Ashtabula County, Ohio
~~42.~~ 51. The Province at Boulder – Boulder, Boulder County, CO

SCHEDULE 5.12 – 2

~~43.    The Reserve at Perkins – Stillwater, Payne County, OK~~
~~44.    The Pointe – State College, Centre County, PA~~
~~45.~~ 52. The Reserve at Columbia – Columbia, Boone County, MO
~~46.    Irish Row – South Bend, St. Joseph County, IN~~
~~47.    The Retreat at Oxford - Phase I & II – Oxford, Lafayette County, MS~~53. The Reserve at Saluki Pointe – Carbondale, Jackson County, IL
~~48.~~ 54. The Reserve ~~at Stinson – Norman, Cleveland~~on Perkins – Stillwater, Payne County, OK
55. The Retreat at State College – State College, Centre County, PA
56. The Suites at Overton Park – Lubbock, Lubbock County, TX
57. The Varsity at Ann Arbor – Ann Arbor, Washtenaw County, MI
58. The Woods – Marquette, Marquette County, MI**
~~49.    Woodland Glen III, IV & V~~59. University Flats – Lexington, Fayette County, KY**
~~50.    Lokal – Fort Collins, Larimer County, CO~~
~~51.    Pura Vida Place – Fort Collins, Larimer County, CO~~
~~52.    Carriage House – Fort Collins, Larimer County, CO~~
~~53.    The Hub at Madison – Madison, Dane County, WI~~
60. University Towers – Raleigh, Wake County, NC***
61. University Village on Colvin – Syracuse, Onondaga County, NY**
62. University Village Tower – Riverside, Riverside County, CA***
~~54.~~ 63. Urbane – Tucson, Pima County, AZ***
~~55.    The Retreat at Blacksburg – Blacksburg, Montgomery County, VA~~
64. Wertland Square – Charlottesville, Albemarle County, VA
65. Woodland Glen I and II – Lexington, Fayette County, KY**
~~56.    Limestone Park I & II -~~66. Woodland Glenn III – Lexington, Fayette County, KY**

* denotes Eligible Off Campus Ground Lease
** denotes Eligible Property Lease
*** denotes Acceptable Unencumbered Property that is not wholly-owned by the Borrower

SCHEDULE 5.12 – 3

SCHEDULE 6.02
EXISTING LIENS

None

Schedule 6.02 – 1

CREDIT AGREEMENT
EXHIBIT A
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:    ______________________________

2.    Assignee:    ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.    Borrower:    Education Realty Operating Partnership, LP and certain of its
Subsidiaries

4.	Administrative Agent: PNC Bank, National Association, as the administrative agent under the Credit Agreement

5.
Credit Agreement:    The Second Amended and Restated Credit Agreement dated as of January _, 2017, among Education Realty Operating Partnership, LP, certain of its Subsidiaries, the Lenders parties thereto, PNC Bank, National Association, as Administrative Agent, and the other agents parties thereto

6.    Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$_____	$_____	_____%
$_____	$_____	_____%
$_____	$_____	_____%

Effective Date:	______________________, 20____ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]3 Accepted:

[PNC Bank, National Association], as
Administrative Agent

By:
Title:

[Consented to:]4

[NAME OF RELEVANT PARTY]

By:
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

CREDIT AGREEMENT

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

PNC Bank, National Association
as Administrative Agent
1600 Market Street, 31st Floor
Philadelphia, Pennsylvania 19103
Attention:

Attn: Mr. Andrew White

RE: Education Realty Operating Partnership, LP
Compliance Certificate for	____________	through	__________

Dear Ladies and Gentlemen:
          This Compliance Certificate is made with reference to that certain Second Amended and Restated Credit Agreement dated as of January ~~__,~~18, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Education Realty Operating Partnership, LP (collectively, the “Borrower”), the financial institutions party thereto, as lenders, and PNC Bank, National Association, as Administrative Agent. All capitalized terms used in this Compliance Certificate (including any attachments hereto) and not otherwise defined in this Compliance Certificate shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.

I hereby certify that I am the Chief Accounting Officer of Education Realty Operating Partnership, LP, and that I make this Certificate on behalf of Borrower. I further represent and certify on behalf of the Borrower as follows as of the date of this Compliance Certificate:

I have reviewed the terms of the Loan Documents and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries, during the accounting period (the “Reporting Period”) covered by the financial reports delivered simultaneous herewith pursuant to Section 5.01[(a)][(b)], and that such review has not disclosed the existence during or at the end of such Reporting Period (and that I do not have knowledge of the existence as at the date hereof) of any condition or event which constitutes a Default or Event of Default.

All referenced dollar amounts in this certificate are stated in thousands unless otherwise noted.

Attached hereto as Schedule A-1 is a list of the Real Property that comprises the Unencumbered Pool and the Unencumbered Asset Value, and Schedule A-2 is a list of the Real Property assets that were identified as being in the Unencumbered Pool in the last Compliance Certificate and that are no longer qualified to be in the Unencumbered Pool as of the last day of the Reporting Period.

Attached hereto as Schedule B-1 is a detailed calculation of Interest Expense for the Reporting Period and Schedule B-2 is a detailed calculation of Interest Expense, principal paid and due and payable on Indebtedness, and cash dividends payable on the Parent's preferred stock for the Reporting Period, which amounts aggregated:

	Schedule B-1		$
	Schedule B-2		$

Attached hereto as Schedule C is a detailed calculation of EBITDA for the Reporting Period, which amount was:

	Schedule C EBITDA		$

As of the last day of the Reporting Period:

1.	Fixed Charge Coverage Ratio Calculation:

	( a )	EBITDA	$
	( b )	Capital Expenditure Reserve	$
	( c )	(a)-(b)	$
	( d )	Adjusted EBIDTA Principal paid and due and payable plus Interest
		Expense plus cash dividends on preferred stock	$
	( d )	Fixed Charge Coverage Ratio ((c) to ((d))

Covenant: 1.50 :1.00

~~2.~~	~~Tangible Net Worth (“TNW”):~~

	~~Total Tangible Net Worth at closing~~		~~$750,000,000.00~~

~~Required Tangible Net Worth~~

		~~Net Proceeds of Offerings after Effective Date~~	~~$~~
~~75 %~~
~~$~~

~~Plus $~~

		~~Total Required Tangible Net Worth~~	~~$~~

~~Covenant: Current TNW must exceed required TNW~~

~~3.~~2.	Total Leverage Ratio Calculation:

	( a )	Indebtedness	$

	( a )	Indebtedness	$
	( b )	Proceeds from equity forward sales agreements	$
	( c )	Unrestricted cash in excess of $30,000,000	$
	( d )	Net Indebtedness ((a) minus ((b) plus (c)))	$
	( ~~b~~e )	(i) Total Asset Value $_______ less (ii) (Unrestricted cash in excess of $30,000,000) $______	$
	( ~~c~~f )	Total Leverage Ratio ((d) to (e))	%

Covenant: less than sixty percent (60%) at all times; provided it can be more than 60% for 4 consecutive quarters commencing with the quarter in which a Material Acquisition occurs but less than sixty five percent (65%) at all times

~~4.~~3.	Total Secured Debt Ratio:

	( a )	Secured Debt	$
	( b )	Total Asset Value	$
	( c )	Total Secured Debt Ratio	%

Covenant: no greater than 40%

~~5.~~4.	Total Net Unsecured Debt to Unencumbered Asset Value

	( a )	Total Unsecured Debt	$
	( b )	Proceeds from equity forward sales agreements	$

	( c )	Unrestricted cash in excess of $30,000,000		$
	( d )	Net Unsecured Debt ((a) minus ((b) plus (c)))		$
	( ~~b~~e )	Unencumbered Asset Value		$
	( f )	Ratio ((d) to (e))		%

Covenant: no greater than 60%; provided it can be more than 60% for 4 consecutive quarters commencing with the quarter in which a Material Acquisition occurs but less than sixty five percent (65%) at all times

~~6.~~5.	Unsecured Interest Coverage			$

	( a )	~~(i)~~ Adjusted Unencumbered NOI		$~~_____~~
	( b )	~~(ii)~~ Unsecured Interest Expense		$~~_____~~
~~(iii) (i) / (ii)~~

		Ratio ((a) to (b))		___%

		Covenant: Not less than ~~1.75~~1.60 to 1.0		~~_____~~

6.	Investments
~~7.~~	( a )	( i )	Investments in Unconsolidated Affiliates	$

	( b )	( i )	Investments in undeveloped land	$

	( c )	( i )	Investments in Assets Under Development	$

	( d )	( i )	Investments in Real Property not constituting
			collegiate housing communities	$

	( e )	( i )	Investments in undeveloped land, Unconsolidated
Affiliates, Assets Under Development and
			non-collegiate housing communities	$

		( ii )	Total Asset Value	$

		( iii )	(i) / (ii), expressed as a percentage	___%

Covenant: ~~<30~~35%

~~8.~~7.	Restricted Payments [Only applicable during the existence of an Event of Default]

	(a)	Restricted Payments to be made on or after ______________ for reporting period and restricted payments made preceding 3 quarters

~~Covenant: any increased Restricted Payment, when added to all Restricted Payments made during the 3 immediately preceding calendar quarters, shall not exceed 95% of Funds From Operations for the applicable period~~

		2Q ~~201~~20__ Dividend per share Common Stock	$
		1Q ~~201~~20__ Dividend per share Common Stock ______	$
		4Q ~~201~~20__ Dividend per share Common Stock ______	$
		3Q ~~201~~20__ Dividend per share Common Stock _______	$

This Compliance Certificate has been executed and delivered as of the date set forth above.

EDUCATION REALTY OPERATING PARTNERSHIP, LP

		By:	Education Realty OP GP, Inc., General Partner

By:
		Name:	~~J. Drew Koester~~Lindsey Mackie
		Title:	Senior Vice President and Chief Accounting Officer

CREDIT AGREEMENT

EXHIBIT C

FORM OF GUARANTY

THIS GUARANTY dated as of _______________, 201_, executed and delivered by the undersigned (the “Guarantor”), in favor of (a) PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Agent”) for the Lenders under that certain Second Amended and Restated Credit Agreement dated as of January __, 2017, by and among EDUCATION REALTY OPERATING PARTNERSHIP, LP (the “Borrower”), the financial institutions party thereto and their assignees in accordance therewith (the “Lenders”), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”) and (b) the Lenders.
WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Borrower and the Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;
WHEREAS, the Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the Guarantor is willing to guarantee the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and
WHEREAS, the Guarantor’s execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making, or continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:
Section 1. Guaranty. The Guarantor hereby absolutely and unconditionally guaranties the due and punctual payment and performance of all of the following when due (collectively referred to as the “Obligations”): (a) all indebtedness and obligations owing by the Borrower to any of the Lenders or the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans made by the Lenders to the Borrower under the Credit Agreement and the payment of all interest, fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith (including any Hedging Agreement, except with respect to the Guarantor, if and to the extent that, all or a portion of the guaranty of the Guarantor of obligations under the Hedging Agreement is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure at the time a Transaction is entered into under the Hedge Agreement to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Lenders or the Agent in the enforcement of any of the foregoing or any obligation of the Guarantor hereunder.
Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of the Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against the Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower or any other Person or commence any suit or other proceeding against the Borrower or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower or any other Person; or (c) to make demand of the Borrower or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, the Guarantor hereby waives the right of the Guarantor to require any holder of the Obligations to take action against the Borrower as provided by any legal requirement of any Governmental Authority.
Section 3. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any legal requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than the full and final payment and performance of the Obligations), including, without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof):
(a)    (i) any change in the amount, interest rate or due date or other term of any of the Obligations; (ii) any change in the time, place or manner of payment of all or any portion of the Obligations; (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations; or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;
(b)    any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

(c)    any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;
(d)    any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;
(e)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;
(f)    any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;
(g)    any act or failure to act by the Borrower or any other Person which may adversely affect the Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;
(h)    any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;
(i)    any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or
(j)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor hereunder.
Section 4. Action with Respect to Obligations. The Lenders and the Agent may in accordance with the Credit Agreement, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without discharging the Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document or any other document or instrument evidencing or relating to the Obligations; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect in accordance with the Credit Agreement.
Section 5. Representations and Warranties. The Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to the Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.
Section 6. Covenants. The Guarantor will comply with all covenants which the Borrower is to cause the Guarantor to comply with under the terms of the Credit Agreement or any other Loan Documents.
Section 7. Waiver. The Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Guarantor or which otherwise might operate to discharge the Guarantor from its obligations hereunder.
Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from the Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 9. Reinstatement of Obligations. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or the Guarantor or otherwise.
Section 10. Subrogation. Until all of the Obligations shall have been indefeasibly paid in full, any right of subrogation the Guarantor may have shall be subordinate to the rights of Agent and the Lenders and the Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.
Section 11. Payments Free and Clear. All sums payable by the Guarantor hereunder shall be made free and clear of and without deduction for any Indemnified Taxes (as defined in the Credit Agreement) or Other Taxes (as defined in the Credit Agreement); provided that if the Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or any Lender (as defined in the Credit Agreement) (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Guarantor shall make such deductions; and (iii) the Guarantor shall pay the full amount deducted to the relevant Governmental Authority (as defined in the Credit Agreement) in accordance with applicable law.
Section 12. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Guarantor against any of and all the obligations of the Guarantor now or hereafter existing under this Guaranty held by such Lender then due and payable. The Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Guarantor in the amount of such participation.
Section 13. Subordination. The Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower to the Guarantor of whatever description, including without limitation, all intercompany receivables of the Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Obligations; provided, however, that payment thereof may be made so long as no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, then the Guarantor shall not accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.
Section 14. Avoidance Provisions. It is the intent of the Guarantor, the Agent and the Lenders that in any Proceeding, the Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against the Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions.” Accordingly, to the extent that the obligations of the Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of the Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of the Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and the Guarantor and no other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.
Section 15. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise the Guarantor of information regarding such circumstances or risks.
Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 17. Jurisdiction; Venue; JURY WAIVER.
(a)    The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Pittsburgh, Pennsylvania and in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantor or its properties in the courts of any jurisdiction.
(b)    The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 18. Loan Accounts. The Agent may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon the Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge the Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Agent or the Lenders in the exercise of any right or remedy it may have against the Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.
Section 20. Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Guarantor shall be deemed to include the Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, the Guarantor and without releasing, discharging or modifying the Guarantor’s obligations hereunder. The Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or the Guarantor. The Guarantor may not assign or transfer its obligations hereunder to any Person.
Section 21. Amendments. This Guaranty may not be amended except as provided in the Credit Agreement.
Section 22. Payments. All payments made by the Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the place and time provided for in the Credit Agreement on the date one (1) Business Day after written demand therefor to the Guarantor by the Agent.
SECTION 23. [RESERVED].
Section 24. Notices. All notices, requests and other communications hereunder shall be in writing and shall be given as provided in the Loan Agreement. The Guarantor’s address for notice is set forth below its signature hereto.
Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 26. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 27. Definitions. (a) For the purposes of this Guaranty:
“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning the Guarantor shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Guarantor; (iii)

any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to the Guarantor; (iv) the Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) the Guarantor makes a general assignment for the benefit of creditors; (vii) the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by the Guarantor for the purpose of effecting any of the foregoing.
(b)    Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.
(GUARANTOR)
EDUCATION REALTY TRUST, INC.

By:
Name:
Title:

Address for Notices:

c/o EDUCATION REALTY OPERATING
PARTNERSHIP, LP
999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
Attention: ___________________________

CREDIT AGREEMENT
EXHIBIT D
FORM OF NOTE

$_________________        __________, 201_

FOR VALUE RECEIVED, Education Realty Operating Partnership, LP (the “Maker”) promises to pay without offset or counterclaim to the order of [insert name of Lender], (“Payee”), the principal amount equal to the lesser of (x) __________________________ ($_____________) or (y) the outstanding amount advanced by Payee as a Loan (or Loans) under the Credit Agreement (as hereinafter defined), payable in accordance with the terms of the Credit Agreement.
Maker also promises to pay interest on the unpaid principal amount of this Note (this “Note”) at the rates and at the times which shall be determined in accordance with the provisions of that certain Second Amended and Restated Credit Agreement dated January __, 2017, among Maker, the Lenders named therein, and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and the Lenders (as hereafter amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
Amounts paid and prepaid hereunder may not be reborrowed.
This Note is subject to mandatory prepayment and prepayment at the option of the Maker, as provided in the Credit Agreement.
This Note is issued pursuant to the Credit Agreement and is entitled to the benefits of the Credit Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. MAKER AGREES THAT JURISDICTION AND VENUE FOR ANY ACTION REGARDING THIS NOTE SHALL BE AS SET FORTH IN THE CREDIT AGREEMENT.
Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
Maker promises to pay all fees, costs and expenses incurred in the collection and enforcement of this Note in accordance with the terms of the Credit Agreement. Maker and any endorser of this Note hereby consents to renewals and extensions of time at or after the maturity hereof, without

D-1

notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Credit Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.
IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By: EDUCATION REALTY OP GP, INC., a Delaware corporation, its General Partner

By: ___________________________
Name:______________________
Title:_______________________

D-2

CREDIT AGREEMENT
EXHIBIT E

FORM OF INTEREST RATE ELECTION

[Date]

PNC Bank, National Association,
as Administrative Agent
PNC Firstside Center, mailstop P7-PFSC-04-V

500 First Avenue

Pittsburgh, PA 15219

Attn: Philip Allen
    philip.allen@pnc.com

Re:    Education Realty Operating Partnership, LP
Interest Rate Election

Dear Ladies and Gentlemen:

This Request is made with reference to that certain Second Amended and Restated Credit Agreement dated as of January __, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Education Realty Operating Partnership, LP and certain of its Subsidiaries (collectively, the “Borrower”), the financial institutions party thereto, as lenders, and PNC Bank, National Association, as Administrative Agent. All capitalized terms used in this Interest Rate Election (including any attachments hereto) and not otherwise defined in this Interest Rate Election shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement. This request is made by Education Realty Operating Partnership, LP on behalf of the Borrower.
The Borrower hereby requests a conversion of an existing Loan as provided below and/or in the amount of $____________ [minimum of $1,000,000.00 and in multiples of $100,000.00].

The advance or conversion is to be made as follows:
A.    ABR Borrowing.

1.	Amount of ABR Borrowing: $_____________

2.	Date of ABR Borrowing _____________

B.    Eurodollar Borrowing:

1.	Amount of Eurodollar Borrowing: $_____________

2.	Amount of conversion of existing
Loan to Eurodollar Borrowing:    $_____________

3.	Number of Eurodollar
Borrowing(s) now in effect:     _____________
[cannot exceed six (6)]

4.	Date of Eurodollar Rate Borrowing
or conversion:     _____________

5.	Interest Period: _____________

6.	Expiration date of current Interest
Period as to this conversion:     _____________

The Borrower hereby represents and warrants that the amounts set forth above are true and correct, that the amount above requested has actually been incurred, that the representations and warranties contained in the Credit Agreement are true and correct as if made as of this date (except to the extent relating to a specific date), and that the Borrower has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement as of the date hereof [except as follows: _______________]

Very truly yours,

EDUCATION REALTY OPERATING PARTNERSHIP, LP

By:     EDUCATION REALTY OP GP,         INC., its General Partner

By:
Name:
Title:

EXHIBIT F-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of January 18, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EDUCATION REALTY OPERATING PARTNERSHIP, LP (“Borrower”), PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.
Pursuant to the provisions of SECTION 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit F-1

EXHIBIT F-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of January 18, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EDUCATION REALTY OPERATING PARTNERSHIP, LP (“Borrower”), PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.
Pursuant to the provisions of SECTION 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY (or successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY (or successor form) accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit F-2

EXHIBIT F-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of January 18, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EDUCATION REALTY OPERATING PARTNERSHIP, LP (“Borrower”), PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.
Pursuant to the provisions of SECTION 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY (or successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY (or successor form) accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit F-3

EXHIBIT F-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of January 18, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EDUCATION REALTY OPERATING PARTNERSHIP, LP (“Borrower”), PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.
Pursuant to the provisions of SECTION 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY (or successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY (or successor form) accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title: Date: ________ __, 20[ ]

~~2078118.6~~
2262591.4

Exhibit F-4

Document comparison by Workshare Compare on Friday, February 16, 2018 1:27:39 PM

Input:
Document 1 ID	interwovenSite://BOSDMS/IMAN1/2078118/6
Description	#2078118v6<IMAN1> - EDR - Second Amended and Restated Credit Agreement 01.18.17
Document 2 ID	interwovenSite://BOSDMS/IMAN1/2262591/4
Description	#2262591v4<IMAN1> - EDR - Second Amended and Restated Credit Agreement (conformed through second amendment)
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